SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

DISCOVERY LABORATORIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant): not applicable

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Discovery Laboratories, Inc.
2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976-3622
(215) 488-9300
__________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on December 7, 2009

___________________________________________________

To the Stockholders of Discovery Laboratories, Inc.:

The Annual Meeting of Stockholders of Discovery Laboratories, Inc., a Delaware corporation (the “Company”), will be held on December 7, 2009, at 10:00 a.m. Eastern Standard Time at the New York Athletic Club, 180 Central Park South, New York, NY 10803 for the following purposes:

I.	To elect five members to the Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified (Proposal 1);

II.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009 (Proposal 2);

III.	To amend and restate the Company’s Restated Certificate of Incorporation to:

(a)	increase the number of authorized shares of Common Stock available for issuance by the Company by 200 million shares from 180 million to 380 million (Proposal 3); and

(b)	permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and not by written consent (Proposal 4);

IV.
To amend the Company’s 2007 Long-Term Incentive Plan to increase the number of shares of the Company’s common stock, par value $.001 per share, available for issuance under such Plan by 3.4 million shares from 8.5 million shares to 11.9 million shares (Proposal 5); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 8, 2009 (“Record Date”) are entitled to notice of, and to vote at, the meeting and any adjournment or postponements thereof.  A complete list of those stockholders will be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours at the Company’s principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 for a period of 10 days prior to the meeting.  The stock transfer books of the Company will not be closed.  If you plan to attend the Annual Meeting in person, please bring a photo ID and evidence of your stock ownership as of the Record Date.  If your shares are not registered in your name on the books of the Company, you will need to obtain evidence of your stock ownership from your bank or brokerage firm.

Your vote is very important.  For your convenience, you may vote by telephone, via the Internet, by mailing your properly executed proxy card or voting instruction, or in person at the Annual Meeting.  Whether or not you expect to attend the Annual Meeting, please vote now to assure representation of your shares at the Annual Meeting.  Instructions for each voting option, including how to revoke a prior vote should you decide to attend the Annual Meeting, are provided in the attached proxy statement.

By Order of the Board of Directors
David L. Lopez, Esq., CPA Corporate Secretary

Warrington, Pennsylvania
October 21, 2009

DISCOVERY LABORATORIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

December 7, 2009

Proxies and voting instructions in the form enclosed with this Proxy Statement are solicited by the Board of Directors of Discovery Laboratories, Inc., a Delaware corporation (referred to as “we”, “our”, “us”, and the “Company”,), with our principal executive offices at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622, for use at the Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”) to be held December 7, 2009, at 10:00 a.m. Eastern Standard Time at the New York Athletic Club, 180 Central Park South, New York, NY 10803.  It is expected that this Proxy Statement and the form of proxy will be mailed to stockholders on or about October 21, 2009.

What is included in these materials?
These materials include our proxy statement for the Annual Meeting and our 2008 Annual Report to Stockholders, which includes our year-end audited consolidated financial statements.

What matters will be voted on at the Annual Meeting?
Six proposals will be taken up at the meeting as well as such other business as may properly come before the meeting and any adjournments or postponements thereof.  The five proposals are:

1.	To elect five members to our Board of Directors (“Board”) to serve for the ensuing year and until their respective successors have been duly elected and qualified (Proposal 1);

2.	To ratify the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009 (Proposal 2);

3.	To amend our Restated Certificate of Incorporation to:

increase the number of our authorized shares of Common Stock available for issuance by 200 million shares, from 180 million to 380 million (Proposal 3); and

4.	permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and not by written consent (Proposal 4);

5.
To amend our 2007 Long-Term Incentive Plan (the “2007 Plan”) to increase the number of shares of our common stock, par value $.001 per share (“Common Stock”), available for issuance under such plan by 3.4 million shares from 8.5 million  shares to 11.9 million shares (Proposal 5); and

To transact such other business as may properly come before the meeting and any adjournments or postponements thereof

Who may vote at the Annual Meeting?

Only stockholders of record of shares of our Common Stock, par value $.001 per share as of October 8, 2009 (the “Record Date”) may vote at the Annual Meeting (and any adjournments or postponements of the Annual Meeting).  As of the Record Date, the number and class of stock outstanding and entitled to vote at the meeting was 123,223,397 shares of Common Stock.  Stockholders who attend the Annual Meeting should bring a photo ID and evidence of stock ownership as of the Record Date.

How may stockholders vote their shares at the Annual Meeting?

On each matter properly brought before the Annual Meeting, stockholders will be entitled to one vote for each share of Common Stock held by a stockholder on the Record Date.  Stockholders whose shares are carried on the books of our transfer agent may vote their shares by telephone, via the Internet, by mailing a properly executed proxy card, or in person at the Annual Meeting.  Detailed instructions are provided on the proxy card delivered with this Proxy Statement.  If you vote by telephone, via the Internet or by mailing a proxy card, you are still welcome to attend the Annual Meeting.  We encourage you to vote early to assure the representation of your shares at the Annual Meeting.

How are stockholders’ shares held in “Street Name” voted?

Stockholders whose shares are held in “street name” with a brokerage firm (or banking firm or other similar institution) may vote their shares by providing instructions to their broker.  The broker is the holder of record on the books of our transfer agent and is required to vote the shares in accordance with stockholders’ voting instructions.  If instructions about the methods available for voting shares held in “street name” are not described on voting instructions delivered with this proxy statement, you should contact your broker to obtain instructions on voting your shares.  Only your broker may vote shares held in street name.

What are broker “non-votes”?

If stockholders whose shares are held in “street name” do not provide voting instructions to the broker, the broker will nevertheless be permitted to vote the shares with respect to “discretionary” matters but will not be permitted to vote the shares with respect to “non-discretionary” matters.  The votes cast by brokers in these circumstances are referred to as broker “non-votes”.

How does the Board recommend that stockholders vote their shares?

The Board recommends that you vote as follows:

•	“ FOR” the election of the nominees for director;

•	“ FOR” the ratification of the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009;

•
“ FOR” the amendment to our Restated Certificate of Incorporation, as amended, to increase the number of our authorized shares of Common Stock available for issuance by 200 million shares from 180 million to 380 million (Proposal 3);

•
“ FOR” the amendment to our Restated Certificate of Incorporation, as amended, to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and not by written consent (Proposal 4); and

•	“ FOR” the amendment to our 2007 Long-Term Incentive Plan to increase the number of shares of our Common Stock available for issuance under the Plan by 3.4 million shares (Proposal 5).

How will a quorum be established at the Annual Meeting?

The presence, in person or by proxy, of at least a majority of the holders of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required to establish a quorum for the transaction of any business at the Annual Meeting.  For purposes of determining the presence or absence of a quorum for the Annual Meeting, the following shares are counted as present:

•	Shares represented by stockholders attending the Annual Meeting, whether or not they vote all their shares;

•	All shares represented by proxies which contain one or more abstentions or which have votes withheld from any nominee for director; and

•	Shares represented by proxies containing broker “non-votes”.

How are stockholder votes counted?

All telephone and Internet votes submitted before 7:00 p.m. (EST), December 6, 2009, and all properly executed proxies that are returned in time to be counted at the Annual Meeting and not properly revoked will be counted.  Where a choice has been specified on the proxy with respect to any matter, the shares represented by the proxy will be voted in accordance with such specifications.

The nominees for directors under Proposal 1 are elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting.  The five nominees receiving the highest number of “FOR” votes at the meeting (a plurality of votes cast) will be elected as directors and constitute our entire Board.  Shares represented by proxies received and not so marked or via telephone or Internet and not so indicated will be voted for the election of the nominees.  Where a stockholder proxy or vote via telephone or Internet indicates withheld authority to vote for a particular nominee or nominees, such stockholder’s shares will not be counted toward such nominee’s achievement of a plurality.

Approval of Proposals 2 and 5 require the affirmative vote of a majority of the votes cast, whether in person or by proxy.  Approval of Proposals 3 and 4 require the affirmative vote of a majority of the outstanding shares entitled to vote at the meeting, whether in person or by proxy.  Shares subject to broker “non-votes” are not considered to have been voted for proposals designated as non-discretionary and are not counted as present in determining whether a majority of the shares present and entitled to vote on a matter have approved the matter. It is our understanding that Proposals 1 and 2 will be deemed discretionary matters and Proposals 3 through 5 will be deemed non-discretionary matters.

For each of Proposals 2 through 5, you may determine to vote “FOR”, “AGAINST”, or “ABSTAIN” from voting.  As abstentions are included in the number of shares present and voting on each matter, they will have the effect of negative votes.  In the election of directors, you may vote your shares “FOR” each nominee or you may mark your vote “WITHHELD” for any one or more nominees.  If no preference on a particular matter is indicated on a proxy card, the shares represented by the proxy will be voted FOR the Proposals.

If any other matter not discussed in this Proxy Statement should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

How may stockholders revoke a vote made prior to the Annual Meeting?

Stockholders may revoke a vote at any time prior to the Annual Meeting and thereafter attend and vote at the Annual Meeting.   To revoke a vote:

•	If you voted originally by telephone or via the Internet, enter new instructions on the same voting system before 7:00 p.m. (EST), December 6, 2009; or

•	If your shares are registered in your name on the books of our transfer agent,

o	Send a written notice of revocation to us, attention Corporate Secretary, which must be received prior to the close of voting at the Annual Meeting on December 7, 2009; or

o	Attend the Annual Meeting and vote in person (or send a personal representative with an appropriate proxy); or

•	If you hold your shares in “street name” with a broker or other similar institution,

o	Contact the broker that delivered your Proxy Statement to change your vote. Your new vote must be received from your broker before the close of voting at the Annual Meeting December 7, 2009; or

o
If you wish to change your vote by attending the Annual Meeting, you must contact your broker for documentation – only your broker may change voting instructions with respect to shares held in “street name”.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect five directors.   Each director will hold office until his successor has been elected and qualified or until the director’s earlier resignation or removal from office.

In August 2009, Robert J. Capetola, Ph.D., a director and our President and Chief Executive Officer, resigned his positions with us.  On September 2, 2009, the Board adopted a resolution reducing the size of the Board from six to five.  As a result, there are currently no vacancies on our Board.

The Board recommends that the five nominees named below be elected as directors and it is intended that all proxies accompanying this proxy statement will be voted “for” their election as directors, unless the proxy contains contrary instructions.  Shares of Common Stock represented by all proxies received by the Board and not marked to withhold authority to vote for any individual nominee or for all nominees will be voted (unless one or more nominees are unable to serve) for the election of the nominees named below.  The Board knows of no reason why any nominee should be unable or unwilling to serve, but if that should occur, proxies will be voted for the election of some other person or the size of the Board will be fixed at a lower number.

Nominees for Election to the Board of Directors

The names of the nominees for election to the Board and certain information about the nominees are set forth below.  Each of the nominees currently serves as a director.  For information concerning the number of shares of Common Stock beneficially owned by each nominee, see “Common Stock Ownership of Certain Beneficial Owners and Management on page 22.

Name	Age	Position with the Company
W. Thomas Amick	66	Director, Chairman of the Board of Directors
Antonio Esteve, Ph.D.	51	Director
Max E. Link, Ph.D.	69	Director
Herbert H. McDade, Jr.	82	Director
Marvin E. Rosenthale, Ph.D.	75	Director

W. Thomas Amick has served as a member of our Board since September 2004, as our Chairman since March 2007, and as our interim Chief Executive Officer since August 13, 2009.  Mr. Amick currently serves as Chairman of the Board and Chief Executive Officer of Aldagen, Inc.  In 2004, Mr. Amick retired from a distinguished 30-year career with Johnson & Johnson, having most recently served as Vice President, Business Development at Johnson & Johnson Development Corporation from 2003 to 2004, and President of Ortho Biotech Europe from 2001 to 2003.  He also served as President of Janssen-Ortho, Inc., managing the entire Johnson & Johnson pharmaceutical and biotechnology portfolio for Canada, as Vice President of the Oncology Franchise of Ortho Biotech, and has held various other sales and executive positions throughout his career.  Mr. Amick is a member of the Advisory Boards for Quaker BioVentures and Intersouth Partners and a member of the boards of directors of several private biotechnology companies.  He holds a B.A. degree in business administration from Elon College and has attended executive courses at the Kellogg School of Management, Harvard Business School and Darden School of Business.

Antonio Esteve, Ph.D. has served as a member of our Board since May 2002.  Dr. Esteve has chaired the company that bears his surname, Laboratorios del Dr. Esteve, S.A., since 2005, having previously held various posts within.  Since 2003, he has also chaired the Regional Government of Catalonia Department of Health Blood and Tissue Bank (BST).  Dr. Esteve was recently appointed Chair of the Catalan Foundation for Research and Innovation Advisory Board.  From October 2006 until October 21, 2008, Dr. Esteve served as President of Farmaindustria (National Association of the Pharmaceutical Industry in Spain).  He is a member of the IFPMA Council (International Federation of Pharmaceutical Manufacturers & Associations) and various advisory boards in both Spain and the United States.  He specialized in pharmaceutical marketing at McNeil Pharmaceutical (Pennsylvania, USA).  Antonio Esteve is the founder of the Pharmaceutical Marketing course and the Masters in Business Management for the Pharmaceutical Industry at Barcelona University (Faculty of Pharmacy).  Dr. Esteve holds a Doctorate in Pharmacy and PDD (Executive Development Program) from IESE Business School of the University of Navarra, Barcelona, Spain.

Max E. Link, Ph.D. has served as a member of our Board since October 1996.  Dr. Link has held a number of executive positions with pharmaceutical and health care companies.  He currently serves on the board of directors of three other publicly-traded life science companies: Alexion Pharmaceuticals, Inc., Celsion Corporation and CytRx Corporation.  Until May 2008 he served as a director of Human Genome Sciences, Inc. From March 2001 until October 2003, Dr. Link was Chairman and Chief Executive Officer of Centerpulse, Ltd.  From May 1993 until June 1994, Dr. Link was Chief Executive Officer of Corange Limited, the parent company of Boehringer Mannheim, now F. Hoffmann La Roche & CIE AG, and DePuy, Inc.  Prior to that time, he served in a number of positions within Sandoz Pharma, Ltd., now Novartis Pharma, Ltd., including Chief Executive Officer from 1987 until April 1992, and Chairman from April 1992 until May 1993.

Herbert H. McDade, Jr. has served as a member of our Board since June 1996 and as our Chairman from June 2000 until March 2007.  Mr. McDade was employed by the Upjohn Company for 20 years and served for 14 years as President of Revlon Health Care Pharmaceuticals and Revlon Health Care International, and, from 1986 to 1989, as Chairman, Chief Executive Officer and President of Armour Pharmaceutical Company.  Until May 2007, Mr. McDade was a member of the board of directors of Access Pharmaceuticals, Inc., and until January 2003, he was a member of the board of directors of CytRx Corporation.

Marvin E. Rosenthale, Ph.D. has served as a member of our Board since 1998.  Prior to his retirement in 1999, Dr. Rosenthale served as President and Chief Executive Officer of Allergan Ligand Retinoid Therapeutics, Inc., having joined as Vice President in 1993.  Previously, over a period of 16 years, Dr. Rosenthale served in a variety of executive positions at Johnson & Johnson, including Vice President, Drug Discovery Worldwide, at R.W. Johnson Pharmaceutical Research Institute, and director of the divisions of pharmacology and biological research and executive director of drug discovery research at Ortho Pharmaceutical.  From 1960 to 1977, Dr. Rosenthale served in various positions with Wyeth Laboratories.  Dr. Rosenthale currently serves on the boards of directors of several privately-held companies.  Dr. Rosenthale received a Ph.D. in pharmacology from Hahnemann Medical College, a M.Sc. in pharmacology from Philadelphia College of Pharmacy & Science, and a B.Sc. in pharmacy from the Philadelphia College of Pharmacy & Science.

Required Vote and Recommendation

The directors are elected by a plurality of the outstanding shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.  See “How are stockholder votes counted?” at page 3.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Meetings of the Board

The Board held four regular meetings and three special meetings during the fiscal year ended December 31, 2008.  Antonio Esteve, Ph.D., a member of the Board, attended two meetings of the Board in person or by teleconference during 2008.  Each of the remaining incumbent directors attended, either in person or by telephone, 75% or more of the aggregate of the total number meetings of the Board and the total number of meetings of Standing Committees of the Board on which he served during 2008.

We do not have a formal policy regarding director attendance at the 2009 Annual Meeting, however, it is expected that, absent good reason, all directors will be in attendance.  All of the directors attended the 2008 Annual Meeting.

Director Independence

The operation of the Board is a dynamic process and the Board regularly reviews changing legal and regulatory requirements.  The Board presently consists of five members, one of whom is a non-employee executive.  Presently, Messrs. McDade and Drs. Link and Rosenthale are “independent” directors within the meaning of the rules of the Securities and Exchange Commission (“SEC”) and the listing requirements of The Nasdaq Stock Market (“Nasdaq”).  Each director who serves on a Standing Committee of the Board is “independent” within the meaning of the SEC rules and the qualitative listing requirements of Nasdaq.

Committees of the Board

The Board appoints all members of the Board committees.  Presently, the Board has the following committees: Audit Committee, Compensation Committee, Nomination Committee, Compliance and Quality Committee (the foregoing, collectively, the “Standing Committees”), and Strategic Partnering Committee.

Audit Committee

The Audit Committee of the Board currently consists of Max E. Link, Ph.D., Herbert H. McDade, Jr., and Marvin E. Rosenthale, Ph.D.  The primary functions of the Audit Committee include:

•	overseeing our financial statements, system of internal controls, auditing, accounting and financial reporting processes;
•	providing an independent, direct communication between the Board and internal auditors;
•	appointing, compensating, evaluating and, when appropriate, replacing independent auditors;
•	overseeing our tax compliance;
•	reviewing with management and our independent auditors the annual audit plan;
•	reviewing the Audit Committee Charter;
•	reviewing and pre-approving audit and permissible non-audit services; and
•	reviewing and approving all related-party transactions.

The Audit Committee is also responsible for addressing matters of accounting policy with our independent accountants.  In discharging its role, the Audit Committee is empowered to investigate any matter brought to its attention and has full access to all books, records, facilities and personnel that it may require.  The Audit Committee also has the power to retain such legal, accounting and other advisors as it deems necessary to carry out its duties.  The Audit Committee met five times during the fiscal year ended December 31, 2008.

Compensation Committee

The Compensation Committee of the Board currently consists of Marvin E. Rosenthale, Ph.D. and Max E. Link, Ph.D.  The primary functions of the Compensation Committee include:

•	reviewing and approving corporate goals and objectives related to compensation of executive officers;
•	reviewing and making recommendations to the Board concerning executive and general compensation matters;
•	determining the compensation of the Chief Executive Officer;
•	reviewing and approving compensation arrangements for executive officers, including employment and severance agreements;
•	overseeing significant employee benefits programs, policies and equity plans for our executives, and, where appropriate, other employees;
•	reviewing and establishing guidelines for the compensation of members of our Board; and
•	reviewing and discussing with management disclosures in our annual report and proxy statement related to executive compensation matters.

The Compensation Committee may, in its discretion, confer with, and consider the recommendations of, management in establishing compensation policies and in determining compensation (and the form of compensation) to be paid to our executives.  The Compensation Committee generally approves aggregate amounts to be paid to non-officer employees and management assumes responsibility for individual non-officer employee compensation packages.  The Compensation Committee may also form, and delegate its authority to, subcommittees or other committees of the Board when deemed appropriate by the Compensation Committee and, at its discretion, retain special legal, compensation or other consultants to advise the Compensation Committee on compensation matters or as it deems necessary to carry out its duties.  The Compensation Committee met two times during the fiscal year ended December 31, 2008.

The Board has adopted a written Compensation Committee Charter.  The composition and responsibilities of the Compensation Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with applicable qualitative listing requirements of Nasdaq and the rules of the SEC for corporate compensation committees.  All members of the Compensation Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.  The Compensation Committee reviews and assesses the adequacy of its charter on an annual basis.

The Compensation Committee generally holds meetings in conjunction with the regular meetings of the Board, though it may meet more or less frequently.  Executive compensation packages, including annual incentive bonuses for the then-current calendar year, base salary adjustments for the following calendar year and the grants of equity incentives, are typically, but may not be, discussed during the last meeting of a calendar year.  See “Compensation Discussion and Analysis” on page 24.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ending December 31, 2008, the Compensation Committee was composed of Marvin E. Rosenthale, Ph.D. (Chairman of the Committee), W. Thomas Amick and Max E. Link, Ph.D., all of whom qualified throughout the year as independent directors.  Mr. Amick resigned from the committee when he was elected our interim Chief Executive Officer.  During fiscal year 2008 and currently, there were and are no “interlocks” as defined by the SEC with respect to any member of the Compensation Committee.

Nomination Committee

The Nomination Committee currently consists of Herbert H. McDade, Jr. and Marvin E. Rosenthale, Ph.D.  The primary functions of the Nomination Committee include:

•	determining the composition and structure of the Board and its committees;
•	evaluating individual members of the Board and its committees;
•	identifying qualified candidates for election to the Board;
•	establishing procedures for director candidate nomination and evaluation; and
•	monitoring and safeguarding the independence of the Board.

The Nomination Committee considers candidates for director nominees that may be proposed by directors, the Chief Executive Officer and stockholders.  The Nomination Committee may retain recruiting professionals to identify and evaluate director candidates.  The Nomination Committee has the authority to designate the nominees to stand for election as director at each annual meeting of the stockholders and to fill vacancies on the Board occurring between annual meetings.

The Nomination Committee strives to identify candidates who possess a mix of skills and diverse perspectives (functional, cultural and geographic).  In selecting nominees, the Nomination Committee assesses the independence, character, relevant expertise and experience of candidates and endeavors to collectively establish within the Board areas of core competencies, such as business judgment, management, accounting and finance, industry knowledge, leadership, strategic vision, and knowledge of domestic and international markets and marketing.  The Board may also seek nominees who are widely recognized as leaders in the fields of medicine or the biological sciences.  Additional criteria include personal and professional ethics, integrity and values, as well as the willingness to devote sufficient time to prepare for and attend meetings and participate effectively as a member of the Board.  Consideration is also given to whether the qualifications of a potential nominee complement and supplement the skills of existing members of the Board.  The Nomination Committee met one time during the fiscal year ended December 31, 2008.

The Board has adopted a written Nomination Committee Charter.  The composition and responsibilities of the Nomination Committee and the attributes of its members, as reflected in its Charter, are intended to be in accordance with applicable qualitative listing requirements of The Nasdaq Global Market and the rules of the SEC for corporate nominating committees.  All members of the Nomination Committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules.

Stockholder Nominations

The Nomination Committee will consider any candidate timely submitted by stockholders of record at the time of any such nomination in compliance with applicable SEC rules and our Amended and Restated By-Laws (the “By-Laws”).  Assuming that next year’s annual meeting is held within 30 days of the anniversary of this year’s Annual Meeting, to be considered timely, any stockholder nomination must be in compliance with the procedure set forth in our By-laws and received no earlier than May 25, 2010 and no later than June 24, 2010 and should be sent to the Nomination Committee, c/o Corporate Secretary, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  The Nomination Committee determines, in its sole discretion, whether any such candidate qualifies for candidacy under the criteria described above and in the charter of the Nomination Committee.

Stockholders’ nominations for candidates for election at 2010 Annual Meeting must be submitted in writing to our Corporate Secretary and, to be in proper form, must include the following information about the proposed candidate: (i) the candidate’s name, age, business address and residence address, (ii) the candidate’s principal occupation or employment, (iii) the class or series and number of shares of our capital stock owned beneficially or of record by the candidate, (iv) a representation that the candidate does not have, nor will not have, any undisclosed voting commitments or other arrangements with respect to such candidate’s actions as a director, (v) any other information relating to the candidate or such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, and (vi) a written consent of the candidate to being named as a nominee and to serve as a director if elected.

Stockholders’ nominations must include the following information about the nominating stockholder: (a) the nominating stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the nominating stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and each proposed candidate and any other person or persons pursuant to which the nomination is to be made by such stockholder, (d) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the candidate, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of our capital stock or with a value derived in whole or in part from the value of any class or series of shares of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (f) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of our capital stock; (g) any short interest in any security of ours (for this purpose, the stockholder shall be deemed to have a short interest in a security if such stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (h) any rights to dividends on the shares of our capital stock owned beneficially by such stockholder that are separated or separable from the underlying shares; (i) any proportionate interest in shares of our capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (j) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of our capital stock or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date; and (k) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  From time to time, the Board may change the process through which stockholders may recommend candidates to the Nomination Committee.  Please refer to our website at http://www.discoverylabs.com for changes in this process.

Compliance and Quality Committee

The Compliance and Quality Committee currently consists of Max E. Link, Ph.D. and Marvin E. Rosenthale, Ph.D.  The primary functions of the Compliance and Quality Committee include:

•	providing oversight for the development, implementation, performance and enforcement of legal and regulatory compliance programs;
•	assessing the adequacy of legal and regulatory compliance programs;
•	investigating and, where appropriate, reporting compliance violations and related issues to the Board and applicable legal and regulatory authorities; and
•	establishing procedures for the receipt, retention and treatment of complaints regarding legal and regulatory compliance matters.

The Compliance and Quality Committee did not meet during the fiscal year ended December 31, 2008.

Strategic Partnering Committee

The Board established the Strategic Partnering Committee in December 2007.  The Committee currently consists of W. Thomas Amick and Max E. Link, Ph.D.  The primary function of the Strategic Partnering Committee is to work with management to seek out opportunities to partner with companies having synergistic and complementary expertise to develop and commercialize our Surfactant Technology pipeline.  The Strategic Partnering Committee met one time during the fiscal year ended December 31, 2008.

DIRECTOR COMPENSATION

During 2008, each of our non-employee directors received cash compensation for his services in the amount of $4,500 per quarter, as well as the following additional amounts, as applicable: (i) $6,000 per quarter to Mr. Amick for serving as the Chairman of the Board; (ii) $1,000 per quarter for each director who served on one or more of the standing committees of the Board; and (iii) $500 per quarter for each director who served as Chairman of any of the standing committees.  Directors who are also our employees are not compensated separately for serving on the Board or any of its standing committees.  The following chart summarizes the annual cash compensation for our non-employee directors during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(1)	Non-Equity Incentive Plan Compen-sation	Change in Pension Value and Nonqualified Deferred Compensation	All Other Compen-sation	Total

W. Thomas Amick(2)	$50,000	$-	$69,018	$-	$-	$-	$119,018
Antonio Esteve, Ph.D.	18,000	-	57,258	-	-	-	75,258
Max E. Link, Ph.D.	24,000	-	57,258	-	-	-	81,258
Herbert H. McDade, Jr.	22,000	-	57,258	-	-	-	79,258
Marvin E. Rosenthale, Ph.D.	24,000	-	57,258	-	-	-	81,258

(1)
 Represents the compensation costs for the year under FAS 123R of outstanding stock options, and is not an amount paid to, or realized by, the director. There can be no assurance that these FAS 123R amounts will ever be realized. The FAS 123R value as of the grant date for each option is spread over the number of months of service required for the grant to become non-forfeitable. This amount includes ratable amounts expensed for options granted in prior years. See Note 11 – “Stock Options and Stock-based Employee Compensation” to our consolidated financial statements for the year ended December 31, 2008, in the Form 10-K. As of December 31, 2008, the aggregate number of option awards outstanding for each director was as follows: Mr. Amick – 180,000; Dr. Esteve – 175,000; Dr. Link – 155,000; Mr. McDade – 205,000; and Dr. Rosenthale – 155,000. The FAS 123R grant date value per share for options granted in 2008 was $1.32.

(2)
Mr. Amick served as a non-employee director through 2008 and until August 13, 2009, when, following the resignation of Dr. Capetola as our President and Chief Executive Officer, Mr. Amick became our Chief Executive Officer on an interim basis.

Directors also are entitled to expense reimbursements for their travel, lodging and other expenses incurred in connection with attendance at meetings of the Board, Board Committee meetings and related activities.

Pursuant to our 2007 Long-Term Incentive Plan (the “2007 Plan”), our non-employee directors are entitled to receive (i) a one-time award of options for the purchase of 40,000 shares of Common Stock on the date of their initial election or appointment to the Board, provided that he or she has not previously been a director, and (ii) for each individual who is to continue to serve as a Director, whether or not that individual is then standing for reelection to the Board, an annual award of options for the purchase of 30,000 shares of Common Stock (together with the one-time award upon initial election, collectively, “Director Options”) on the date of each annual meeting of stockholders thereafter, provided he or she has served for at least six months prior to such annual meeting.  The exercise price of Director Options is equal to the fair market value of our Common Stock on the date of grant.  Director Options vest and become exercisable on the first anniversary of the date of grant and have a term of 10 years measured from the date of grant.  Upon cessation of Board service, each director-optionee or his or her legal representative has the right to exercise Director Options for a period of twelve (12) months following the date of cessation of service.  Upon the death or disability of a director-optionee, all unvested Director Options vest immediately and become immediately exercisable.  The Compensation Committee, in its capacity as 2007 Plan Administrator, has discretion to extend the period during which Director Options may be exercised post-cessation of service and may also provide for vesting of Director Options that are not vested on the date of cessation of service.

We have agreed pursuant to our charter documents to indemnify our directors to the maximum extent permissible under the General Corporation Law of the State of Delaware.  In addition, we have entered into indemnity agreements with certain of our executive officers that provide, among other things, that we will indemnify such officer, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as an officer or other agent of ours, and otherwise to the fullest extent permitted under the General Corporation Law of the State of Delaware and our By-Laws.

Availability of our Audit, Compensation and Nomination Committee Charters

A current copy of our Committee Charters (Audit Committee Charter, Compensation Committee Charter the Nomination Committee) are available on our website at http://www.discoverylabs.com.  Our website and the information contained therein or connected thereto are not incorporated into this Proxy Statement.

PROPOSAL 2

RATIFICATION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board, acting upon the recommendation of the Audit Committee, has reappointed the firm of Ernst & Young LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2009.

Although action by the stockholders in this matter is not required under the General Corporation Law of the State of Delaware, the Board believes that it is appropriate to seek stockholder action regarding this appointment in light of the critical role played by independent auditors in maintaining the integrity of our financial controls and reporting.  If the stockholders fail to ratify the appointment, the Audit Committee and the Board will reconsider whether or not to retain that firm.  Even if the appointment is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in our best interests and those of our stockholders.

Audit, Audit Related, Tax and Other Accountant Fees

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2008 and December 31, 2007, fees for the review of quarterly reports on Form 10-Q during these periods and fees for other services rendered by Ernst & Young LLP during those periods:

Fee Category:	Fiscal 2008	% of Total	Fiscal 2007	% of Total

Audit Fees	$222,000	65%	$241,000	68%
Audit-Related Fees	84,000	24%	84,000	24%

Tax Fees	34,000	10%	25,000	7%

All Other Fees	2,000	1%	2,000	1%
Total Fees	$342,000	100%	$352,000	100%

Audit Fees are fees that we paid to Ernst & Young LLP for: the audit of our annual consolidated financial statements; the review of the consolidated financial statements included in our quarterly reports on Form 10-Q and services related to registration statements and other offering memoranda.

Audit Related Fees are fees related to the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Tax Fees consisted of tax compliance/preparation and other tax services.  No portion of these tax fees related to financial information or operational system design or implementation services.

All Other Fees are fees for any services not included in another category.

The Audit Committee or a designated member of the Audit Committee pre-approved all audit and non-audit services rendered by Ernst & Young LLP to us in 2008.

The Audit Committee has considered whether the provision of all other services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP and has concluded that Ernst & Young LLP is independent.

Pre-Approval Policies

The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services.  A designated member of the Audit Committee has the authority to approve any additional audit services and permissible non-audit services, provided the Chairman of the Audit Committee informs the Audit Committee of such approval at its next regularly scheduled meeting.  If specific pre-approval for any services to be provided by our independent auditors is not required, our Chief Financial Officer has the authority to determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.  The Audit Committee must be informed on a timely basis of any such services provided by our independent auditors.

On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required.  The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services.  On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts.  The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

Representatives of Ernst & Young LLP are expected to be available at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they desire to do so.

Required Vote and Recommendation

The affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve this Proposal 2.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,
TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 380 MILLION SHARES

The Board, subject to approval of our stockholders, authorized an amendment (the “Share Amendment”) to our Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock available for issuance from 180 million to 380 million.  The additional Common Stock to be authorized by adoption of the Share Amendment would have rights identical to our currently outstanding shares of Common Stock.  The number of authorized shares of our preferred stock will not be affected by the Share Amendment. The number of shares of our authorized preferred stock will be maintained at 5 million.

The Board has adopted, declared advisable and directed to be submitted to the stockholders the proposed Share Amendment to amend the first paragraph of paragraph A. of Article FOURTH thereof to read in its entirety as follows:

A. Authorization.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 380,000,000 consisting of 375,000,000 shares of Common Stock, par value $.001 per share (the “Common Stock”), and 5,000,000 shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

The Share Amendment would become effective upon its approval by our stockholders and the subsequent filing with the Secretary of State of the State of Delaware of a Certificate of Amendment to our Certificate of Incorporation.

Purpose of the Share Amendment

Of the approximately 180 million shares of Common Stock that are presently authorized, as of September 30, 2009, approximately 179.5 million shares of Common Stock are either issued and outstanding or reserved for issuance under our equity incentive plans, our 401(k) benefit plan, our Committed Equity Financing Facilities, or upon exercise of outstanding warrants.  As a result, excluding our specific reserves, fewer than 500,000 shares are currently available for future issuance.

In April 2009, although we anticipated approval of our New Drug Application (NDA) for Surfaxin® for the prevention of Respiratory Distress Syndrome (RDS) in premature infants, we received a Complete Response Letter from the U.S. Food and Drug Administration (“FDA”) that requested additional information focused primarily on our Surfaxin biological activity test (“BAT”).  We requested an “end-of-review” meeting with the FDA, which occurred on June 2, 2009, and a follow-up teleconference, which occurred on September 29, 2009.  As a result of these meetings, we believe that we have identified viable options to (i) address the FDA’s concerns about our BAT and advance our development programs to potentially address a broad range of respiratory diseases, including RDS, Acute Respiratory Failure, Acute Lung Injury and Cystic Fibrosis, and (ii) resolve the remaining issues related to, and potentially gaining approval of, Surfaxin.  As these developments have delayed, and may preclude, the potential launch of Surfaxin and our achieving profitability in the near term, we have made fundamental changes in our business strategy and have taken steps to conserve our cash resources.  We have implemented cost containment measures, including a reduction in our workforce.  Although we previously planned to commercialize our KL4 surfactant products to address RDS in the United States by ourselves, we are now seeking to enter into strategic alliances in all markets, including the United States.  We seek alliances that will potentially provide for non-dilutive capital in the form of upfront payments, milestone payments, commercialization royalties and a sharing of research and development expenses.  We are currently engaged in discussions with certain interested parties.  Although we are hopeful that we can achieve one or more strategic alliances, there can be no assurance that we will succeed, if at all, on a timely basis.  In addition to potential non-dilutive strategic alternatives, we continue to consider potential additional financings and other opportunities to meet our ongoing capital requirements, which include our $10 million loan with Novaquest (formerly PharmaBio Development, Inc.), currently due in April 2010, and continue our operations.  (For a more detailed discussion of these matters, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our accompanying Consolidated Financial Statements (including the notes thereto) in our most recent quarterly report on Form 10-Q and other filings that we make with the SEC, including those on Forms 10-Q and 8-K.)

Our first priority now is to maximize the inherent value in our KL4 surfactant technology by focusing on our novel lyophilized and aerosolized KL4 surfactant pipeline programs to address the most significant respiratory conditions affecting pediatric populations.  We also plan to continue to interact with the FDA to finalize a path to potentially gain marketing approval for Surfaxin.  Over time, we plan to make prudent investments in preclinical studies and our drug product and device development programs, and focus our resources on being in a position to initiate key clinical programs after we have secured appropriate strategic alliances and necessary capital.  We believe that this strategy has the potential to support a robust pipeline of products that potentially will represent attractive market opportunities and generate stockholder value.

The Board believes that our strategies depend upon our ability to issue additional shares of Common Stock from time to time and that the Share Amendment will benefit us by providing our Board the authority and flexibility to pursue a variety of business and financial objectives without further action of the stockholders (except when required by law or regulation).  Without limiting the foregoing, we may be required to issue shares (i) in connection with any potential strategic alliance, (ii) to fund our continuing research and development programs for our pipeline candidates currently under development, (iii) to meet our working capital needs and other capital-raising activities, (iv) to continue to issue options pursuant to our equity incentive plans, and to issue shares upon exercise of options, as needed to attract and retain key management and professional personnel, (v) to continue issuing shares in connection with our company match under our 401(k) Plan, and (vi) for general and other strategic and corporate purposes, as well as, in the long-term, to consider potential joint ventures, acquisitions of additional businesses, stock dividends or distributions.  The issuance of additional shares may take the form of (a) partnering transactions involving the issuance of securities pursuant to exemptions from the registration requirements of the Securities Act, (b) private financings that we may seek to effect pursuant to exemptions from the registration requirements of the Securities Act, or (c) public offerings.  In certain situations, even if the Share Amendment is approved, we will still be required to seek stockholder approval of significant transactions, such as any financing involving the issuance of our Common Stock representing more than 20% of our outstanding shares at a discount to the then-current market value of our Common Stock, or a corporate transaction, such as a merger, acquisition or other business combination.

Potential Effects of the Share Amendment

The Share Amendment will not alter the current number of issued shares or change the relative rights and limitations of the shares of Common Stock.  However, because our stockholders have no preemptive rights to purchase or subscribe for any of our unissued Common Stock, the issuance of additional shares of Common Stock will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock.  In the absence of a proportionate increase in our future earnings and book value, an increase in the number of our outstanding shares of Common Stock would dilute our projected future earnings per share, if any, and book value per share of all our outstanding shares of the Common Stock.  If these factors were reflected in the price per share of our Common Stock, the potential realizable value of a stockholder’s investment could be adversely affected.  An issuance of additional shares could therefore have an effect on the potential realizable value of a stockholder’s investment.

The proposed increase in the authorized number of shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares.  An increase in our outstanding shares could potentially deter takeovers, including takeovers that our Board has determined are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult.  For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control without our agreement.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.

Required Vote and Recommendation

The affirmative vote of at least a majority of the outstanding shares of our Common Stock eligible to vote at the Annual Meeting will be required to approve the Share Amendment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE SHARE AMENDMENT.

PROPOSAL 4

PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION TO BE TAKEN ONLY AT A DULY CALLED ANNUAL OR SPECIAL MEETING AND ELIMINATE STOCKHOLDER ACTION BY WRITTEN CONSENT

The Board, subject to approval of our stockholders, authorized an amendment to our Restated Certificate of Incorporation to permit stockholder action to be taken only at a duly called annual or special meeting of stockholders and to eliminate stockholder action by written consent.

The Board has adopted, declared advisable and directed to be submitted to the stockholders a proposed amendment to the Restated Certificate of Incorporation to amend Article NINTH thereof to read in its entirety as follows:

NINTH: Any action required or permitted to be taken by the stockholders of the Corporation must be taken at a duly called annual or special meeting of stockholders of the Corporation, and the power of stockholders to consent in writing to the taking of any action, without a duly called meeting and vote, is specifically denied.  Notwithstanding the foregoing sentence, the holders of any class or series of Preferred Stock shall be entitled to take action by written consent to such extent, if any, as may be provided in the terms of such class or Series of Preferred Stock.

Reasons and Effect of the Proposed Amendment

Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken by stockholders at a meeting may be taken without notice, without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of outstanding shares of stock having the requisite number of votes that would be necessary to authorize the action at a meeting of stockholders at which all shares entitled to vote were present and voted.  Our Certificate of Incorporation does not currently address stockholder action by written consent.  Consequently, the holders of the requisite number of shares of our Common Stock may take action without notice, without a meeting and without a stockholder vote.  If adopted, the proposed amendment to our Restated Certificate of Incorporation will eliminate the potential for stockholders to act by written consent and will require that any action of stockholders be taken at a duly called annual or special meeting of stockholders.

The Board is proposing the amendment at this time in order to give all of our stockholders the opportunity to participate in determining any proposed action of stockholders and to allow our Board the opportunity to give advance consideration to, and to give the stockholders its recommendation with respect to, any such proposed action.  The Board believes that it is appropriate to prevent the holders of a majority of outstanding voting securities from taking unannounced action and from using the written consent procedure to take action affecting the rights of all of our stockholders without such action being fully considered by all of our stockholders at a formal meeting of stockholders.  The proposed amendment is also intended to protect us and our stockholders from unfair or coercive takeover tactics.  As part of a hostile takeover attempt, hostile bidders often attempt to force a response by a target company through threats or attempts to secure stockholder action without a meeting, which may not provide the board of directors of the target company with a reasonable opportunity to consider whether such hostile bid or stockholder proposal is in the best interests of the stockholders of the target company.  The proposed amendment is intended to eliminate our vulnerability to such tactics and to ensure that appropriate takeover bids can be considered in a deliberate, proper and fully informed manner.

The proposed amendment will prevent stockholders from taking action other than at an annual or special meeting of stockholders.  Our bylaws provide that only the Board, the Chairman or the Chief Executive Officer may call special meetings of our stockholders. Consequently, if Proposal 4 is approved, our stockholders, or a group of our stockholders, would no longer have the ability to take corporate action between annual meetings of stockholders without the approval of our Board, our Chairman or our Chief Executive Officer.

Potential Anti-Takeover Effect and Other Provisions

This Proposal 4 could have a potential anti-takeover effect and might render more difficult or discourage a merger, tender offer, proxy contest or change in control and the removal of management, which stockholders might otherwise deem favorable.  This Proposal, if adopted, may be disadvantageous to stockholders to the extent that it has the effect of delaying or discouraging a future takeover attempt that is not approved by the Board but which a majority of the stockholders may deem to be in their best interests.  This Proposal 4 is not being proposed in response to any attempt to acquire control of us, to obtain representation on our Board, or to take significant corporate action, and we are not aware of any such plans.

Various provisions of our Restated Certificate of Incorporation and By-laws and of Delaware corporate law may discourage, delay or prevent a change in control or takeover attempt of us by a third party that is opposed by our Board, including the following: (a) authorization of “blank check” preferred stock that could be issued by our Board to make it more difficult for a third party to acquire, or to discourage a third party from acquiring, a majority of our outstanding voting stock; (b) non-cumulative voting for Directors; (c) control by our Board of the size of our Board; (e) limitations on the ability of stockholders to call special meetings of stockholders; and (f) advance notice requirements for nominations of candidates for election to our Board or for proposing matters that can be acted upon by our stockholders at stockholder meetings.  We have also adopted a stockholder rights plan, which permits holders of rights to acquire our Common Stock for effectively one-half of the market price if a person or entity acquires 15% or more of our Common Stock, subject to certain conditions.

In addition, as of September 30, 2009, our directors, executive officers, principal stockholders and affiliated entities beneficially owned, in the aggregate, approximately 26.3% of the issued and outstanding shares of our common stock.  For the purpose of computing this amount, an affiliated entity includes any entity that is known to us to be the beneficial owner of more than 5% of our issued and outstanding common stock.  As a result, if some or all of them acted together, they would have the ability to exert substantial influence over the election of our Board and the outcome of issues requiring approval by our stockholders.  This concentration of ownership may have the effect of delaying or preventing a change in control of our company that may be favored by other stockholders.  In addition, employment agreements that we have with our executive officers contain severance and change in control provisions.  Furthermore, under our executive employment agreements, the vesting of certain options or restricted stock may be accelerated as result of a change in control.  The potential payments and benefits that would become payable upon termination of employment or a change of control could thus increase the costs of a transaction and thereby act as a deterrent to a potential takeover.

We also are subject to Section 203 of the Delaware General Corporation Law.  In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.  Generally, a business combination includes mergers, consolidations, sales or other dispositions of assets having an aggregate value in excess of 10% of the consolidated assets of the corporation and certain transactions that would increase the interested stockholder’s proportionate share ownership in the corporation.  Generally, an interested stockholder is a person who owns 15% or more of a corporation’s voting stock or is an affiliate or associate of the corporation and owned 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status.  The existence of this provision could prevent a takeover of the Company with respect to transactions not approved in advance by our Board, including takeover attempts that might result in a premium over the market price of our Common Stock.

Required Vote and Recommendation

The affirmative vote of at least a majority of the outstanding shares of our Common Stock eligible to vote at the Annual Meeting will be required to approve this Proposal 4.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 4.

PROPOSAL 5

PROPOSAL TO AMEND THE 2007 EQUITY INCENTIVE PLAN
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
RESERVED FOR ISSUANCE UNDER THE PLAN

The Board has adopted, declared advisable and directed to be submitted to our stockholders, subject to approval by our stockholders of Proposal 3, an amendment (the “Plan Amendment”) to the Discovery Laboratories, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”) to increase the number of shares of Common Stock reserved for issuance thereunder by 3.4 million shares, from 8,500,000 shares to 11,900,000 shares.  If the Plan Amendment is not approved, we will have approximately 1.9 million shares (plus any shares that might in the future be returned to the 2007 Plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expiration of options) available for future grant under the 2007 Plan and thereafter will not be able to grant additional options under the 2007 Plan.

The outstanding options under the 2007 Plan and the predecessor plan (the “1998 Plan”) total in the aggregate 16,020,134 shares, or approximately 13.1% of our outstanding shares.  The following table sets forth an analysis of the exercise prices of all outstanding options as of September 30, 2009:

Options Exercise Price Range	Weighted Average Price	Options Outstanding (shares)	% of Options Outstanding	Options as % of Shares Outstanding*
< $2.00	$1.68	4,086,300	26%	3%
$2.01 - $3.00	$2.48	5,822,334	36%	5%
$3.01 - $4.00	$3.32	1,719,375	11%	1%
$4.01 - $5.00	$4.40	345,500	2%	0%
$5.01 - $7.50	$6.47	1,590,750	10%	1%
> $7.50	$8.89	2,455,875	15%	2%
		16,020,134		13%

* As of September 30, 2009, 121,699,850 shares of Common Stock were issued and outstanding.

As the table demonstrates, approximately 25% of all outstanding options are exercisable at prices that exceed $5.00 per share.  Because of the variance between the exercise price of these options and the current market value of our Common Stock, the Board believes that these options may be less likely to be exercised than lower-priced options.  Therefore, in evaluating the incentives available for management and our employees generally, the Board places less weight on the potential realization of these higher-priced options.  The outside expiration date for these higher-priced options is March 2016 and the average remaining life of these options is 4.65 years.  The Board believes that it is important to provide incentives to our management and employees by augmenting these options with newer options exercisable at prices that more closely reflect our current market value per share (subject to appropriate limitations, including vesting schedules).

In approving the Plan Amendment and recommending it to our stockholders, the Board also considered the following factors:

•
Of the total options outstanding, approximately 10.2 million, or 63%, are held by current management and employees.  The remaining approximately 37% are held by former employees, including Dr. Capetola, who retains his options under a Separation Agreement, and consultants;

•	The outstanding options that are exercisable at prices below $5.00 per share total approximately 12 million options and represent approximately 9.8% of our issued outstanding shares of Common Stock;

•	Of the options currently outstanding, approximately 525,000 higher-priced options are expected to expire unexercised prior to December 31, 2010;

•
Options that are more likely to expire out-of-the-money are generally issued under the 1998 Plan.  Shares related to these options will not, upon expiration, become available for re-issuance as the 1998 Plan has expired and no further awards can be made under the 1998 Plan;

•	Without the Plan Amendment, we will not have a sufficient share reserve to meet our future needs and obligations, in particular with respect to:

o	retaining and rewarding our current management and professional employees with long-term, non-cash incentive awards,

o	attracting, and providing non-cash, long-term incentives to, new executive and other professional talent necessary to achieve our goals,

o
issuing automatic grants to our non-employee directors, as required by the 2007 Plan, and issuing when appropriate annual long-term incentive awards to management and employees (see “Compensation Discussion and Analysis”), and

o	at the appropriate time, attracting and providing long-term incentives to a new Chief Executive Officer.

The Board believes that the Plan Amendment is necessary to ensure that we can continue to grant equity incentives at levels deemed appropriate by the Compensation Committee and the Board.  The purposes of the 2007 Plan are to encourage selected employees, directors and consultants to acquire a proprietary interest in our future growth and performance, to generate an increased incentive to contribute to our future success and prosperity, thus enhancing our value for the benefit of our stockholders, and to enhance our ability to attract and retain exceptionally qualified individuals upon whom, in large measure, our sustained progress, growth and profitability depend.

Required Vote and Recommendation

The affirmative vote of a majority of the shares or our Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Plan Amendment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE PLAN AMENDMENT.

DESCRIPTION OF THE 2007 PLAN

The 2007 Plan was adopted by the Board on March 8, 2007, was approved by our stockholders on June 21, 2007, and expires on June 21, 2017.  The principal features of the 2007 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2007 Plan itself, which we filed with the SEC as Exhibit 1.1 to our Current Report on Form 8-K dated June 28, 2007.  Copies of the 2007 Plan may also be obtained by writing to us at 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976, attention Corporate Secretary, Legal Department.

Eligibility.  Any of our employees, directors or consultants are eligible to participate in the 2007 Plan.

Administration.  The Compensation Committee (the “Committee”), a fully independent committee of our Board, is responsible for the administration of the 2007 Plan.  The Committee has the authority to establish rules and guidelines for the administration of the 2007 Plan; select the employees, directors and consultants to whom awards are granted; determine the types of awards to be granted and the number of shares covered by such awards; set the terms and conditions of such awards and cancel, suspend and amend awards.  The Committee has the sole discretion to make determinations and interpret the 2007 Plan.  The Committee may delegate its authority under the 2007 Plan to one or more members of the Committee or our officers in accordance with the terms and limitations of the 2007 Plan.

Shares Available for Awards.  Shares delivered pursuant to an award may consist of authorized and unissued shares or treasury shares.  If any shares covered by an award under the 2007 Plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by such an award shall again be available for granting awards under the 2007 Plan.  In an acquisition, any awards made and any of the shares delivered upon the assumption of or in substitution for outstanding grants made by the acquired company will not be counted against shares available for granting awards under the 2007 Plan.  Dividend equivalents denominated in shares and awards not denominated, but potentially payable in shares shall be counted against the aggregate number of shares available for granting awards under the 2007 Plan in such amount and at such time as the dividend equivalents and such awards are settled in shares.  Awards that operate in tandem with (whether granted simultaneously with or at a different time from), or that are substituted for, other awards or awards granted under the 2007 Plan may only be counted once against the aggregate number of shares available.

As noted above, shares surrendered for the payment of the exercise price or withholding taxes under stock options or stock appreciation rights, and shares repurchased in the open market with the proceeds of an option exercise, may not again be made available for issuance under the 2007 Plan.  In addition, shares that are subject to an option or stock-settled stock appreciation right and not issued upon the net settlement or net exercise of such option or stock appreciation right also may not be made available for issuance.

Stock Options and Stock Appreciation Rights.  The Committee may award stock options in the form of nonqualified stock options or incentive stock options, or stock appreciation rights, each with a maximum term of ten years.  The Committee will establish the vesting schedule for stock options and the method of payment for the exercise price, which may include cash, shares, or other awards.  Stockholder approval of the class of eligible participants under the 2007 Plan and, as described below, the limits on the number of options and stock appreciation rights granted to any one participant under the 2007 Plan is intended to satisfy the stockholder approval conditions for such awards to qualify as deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Restricted Stock and Restricted Stock Units.  The Committee may award restricted stock and restricted stock units and establish the applicable restrictions, including any limitation on voting rights or the receipt of dividends.  The Committee may decide to include dividends or dividend equivalents as part of an award of restricted stock or restricted stock units and may accrue dividends, with or without interest, until the award is paid.  The Committee may establish the manner and timing under which restrictions may lapse.  If employment is terminated during the applicable restriction period (other than as a result of death or disability), shares of restricted stock and restricted stock units still subject to restriction will be forfeited, except as determined otherwise by the Committee.

Performance Awards and Other Stock-Based Awards.  The Committee may grant performance awards, which may be denominated in cash, shares, other securities or other awards and payable to, or exercisable by, the participant upon the achievement of performance goals during performance periods, as established by the Committee.  Performance criteria mean any measures, as determined by the Committee, which may be used to measure our level of performance or that of the participant during a performance period, and include: achieving specified milestones in the discovery, development, commercialization or manufacturing of one or more of our product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and/or margin rate targets.  The Committee may grant other stock-based awards that are denominated or payable in shares, under the terms and conditions as the Committee will determine.  The Committee may decide to include dividends or dividend equivalents as part of a performance or other stock-based award, and may accrue dividends, with or without interest, until the award is paid.

Non-Employee Director Options.  Option grants shall be made to non-employee directors on specified dates as follows: (i) options to purchase 40,000 shares on the date of first election or appointment to the Board and (ii) thereafter, options to purchase 30,000 shares on the date of each subsequent annual stockholders meeting when such person continues to, and has served as a director for at least six months.  Non-employee director options vest on the first anniversary of the date of grant (subject to continued service as a director through such date) and will otherwise vest in full upon the termination of service as a result of death or disability.  Non-employee director options have a term of ten years (subject to earlier termination twelve months after any termination of service) and are subject to the same payment and exercise terms as ordinary options.

Transferability and Per-Person Limitations.  Awards are not transferable other than by will or the laws of descent and distribution unless determined otherwise by the Committee.  Awards may not be pledged or otherwise encumbered.  The number of shares with respect to which stock options and stock appreciation rights may be granted during any year to an individual will not exceed 1.5 million shares, and the number of shares with respect to which restricted stock, restricted stock units, performance awards and other stock-based awards that may be granted in any year to an individual will not exceed 750,000 shares, subject to adjustment as described below.

Adjustments.  In the event of certain corporate transactions or events affecting the number or type of our outstanding common shares, including, for example, a dividend or other distribution (whether in cash or stock), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or issuance of warrants, the Committee will make adjustments as it deems appropriate.  These adjustments include changing the number and type of shares to be issued under the 2007 Plan and outstanding awards; changing the per-participant limitations on awards and the grant, purchase or exercise price of outstanding awards; and changing the limit on the total amount of restricted stock, restricted stock units, performance awards or other stock-based awards that may be granted.  The Committee may also make adjustments in the terms of awards in connection with certain acquisitions, and make adjustments in performance award criteria or in the terms and conditions of other awards in recognition of unusual or nonrecurring events affecting us or our financial statements or of changes in applicable laws, regulations, or accounting principles.

Termination.  Unless otherwise provided in the award agreement, in the event that a participant’s employment or service is terminated for cause, such participant’s unvested or unexercised awards shall immediately be forfeited or terminate, as applicable.  On the death or disability of a participant, such participant’s restricted stock awards shall become nonforfeitable, and exercisable unexercised options or stock appreciation rights may, during the term of such award, be exercised within the first twelve (12) months after such participant’s death, and within ninety (90) days after termination on account of disability.  On termination for any other reason, the participant’s forfeitable restricted stock awards shall be forfeited, and the participant’s exercisable unexercised options or stock appreciation rights may be exercised during the term of such award not later than three (3) months after such termination.  On termination for cause, or in the event a participant breaches post-termination covenants, we may repurchase at the lesser of the purchase price or fair market value all or a portion of shares acquired upon exercise of an award or require a participant to repay the amount of profits derived by participant upon the disposition of shares underlying an award during the previous three years.

Plan Term.  The 2007 Plan became effective upon approval by our stockholders at the 2007 Annual Meeting and will terminate on June 21, 2017, the tenth anniversary of the effective date, unless earlier terminated in accordance with the provisions of the 2007 Plan.

Amendments.  The Committee will seek stockholder approval of material amendments to the 2007 Plan as required by law, regulation or stock exchange.  The Committee may waive conditions or amend the term of awards, or otherwise amend or suspend awards already granted subject to certain conditions.

Corporate Transaction/Change in Control.  Except as otherwise provided in a participant’s employment, consulting or other applicable agreement, in the event of a Corporate Transaction or Change in Control, outstanding options and stock appreciation rights shall automatically be accelerated and become immediately exercisable, unless such awards are assumed by the successor corporation, replaced with an equivalent cash incentive program or the acceleration of such awards is subject to other limitations under the applicable award agreement.  Outstanding repurchase rights on restricted stock awards shall terminate automatically, and shares subject to such terminated rights shall immediately vest in full, except to the extent such repurchase rights are assigned to the successor corporation or such awards are subject to other limitations under the applicable award agreement.  Appropriate adjustments to options and stock appreciation rights assumed in a Corporate Transaction shall be made immediately to the exercise price payable, the number of securities available for issuance, and the maximum number of securities a person may be granted in a year.  The Committee has the discretion to provide for acceleration of awards whether or not the awards are to be assumed or replaced in a Corporate Transaction or a Change in Control, or in the event of an involuntary termination within a period not exceeding eighteen (18) months following a Corporate Transaction or Change in Control.

Federal Income Tax Consequences.  The grant of an option or stock appreciation right will create no tax consequences for the participant or us at the time of the grant.  A participant will have no taxable income upon exercise of an incentive stock option except that the alternative minimum tax may apply.  Upon exercise of an option other than an incentive stock option, or a stock appreciation right, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.  Upon a disposition of shares acquired by exercise of an incentive stock option on or before the earlier of the second anniversary of the grant of such incentive stock option or the first anniversary of the exercise of such option, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the incentive stock option shares minus the exercise price.  Otherwise, a participant’s disposition of shares acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding periods are met) generally will result in only capital gain or loss.  Other awards under the 2007 Plan, including restricted stock and restricted stock units will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares or other awards.  Except as discussed below, we generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation right, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, we will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares for the incentive stock option holding periods.

Section 162(m).  Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount of compensation we may deduct with respect to its Chief Executive Officer and each of the other Named Executive Officers to $1 million per year.  However, this limitation does not apply to certain performance-based compensation.  We intend that options and stock appreciation rights, and, subject to stockholder approval of the performance goals described in this proxy statement, restricted stock and restricted stock units granted under the 2007 Plan that are subject to such performance goals will continue to qualify as performance-based compensation not subject to Section 162(m)’s $1 million deductibility cap.  A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2007 Plan will be fully deductible under all circumstances.  In addition, other awards under the 2007 Plan, such as restricted stock and other stock-based awards that are not subject to the specified performance goals, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the 2007 Plan.  Different tax rules may apply to specific participants and transactions under the 2007 Plan, particularly in jurisdictions outside the United States.

New Plan Benefits

The amounts of future grants under the 2007 Plan, as amended by the Plan Amendment, are not determinable as awards under the 2007 Plan and will be granted at the sole discretion of the Compensation Committee. We cannot determine at this time either the persons who will receive awards under the 2007 Plan or the amount or types of any such awards. No additional awards would have been made during the fiscal year ending December 31, 2008 if the Share Amendment had been in effect during that period.

On October 7, 2009, the closing market price per share of our common stock, Nasdaq Global Market symbol: DSCO, was $1.06.

OTHER BUSINESS

The Board is not aware of any matters which will be brought before the Annual Meeting other than those specifically set forth herein.  If any other matter properly comes before the Annual Meeting, it is intended that the persons named in and acting under the enclosed proxy or their substitutes will vote thereon in accordance with their best judgment.

INTEREST OF CERTAIN PERSONS IN THE MATTERS TO BE VOTED UPON

None of the nominees for election as Director or our executive officers, or any associate of a nominee or executive officer, has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter included in the Proposals to be acted upon at the Annual Meeting.  This determination is made without regard to any interest arising from the ownership of our Common Stock where the holder receives no extra or special benefit not shared on a pro rata basis by all other stockholders.

COMMON STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock (i) as of September 30, 2009, by each of our Named Executive Officers and directors listed in the chart below and by all executive officers and directors as a group, and (ii) by each person or entity known by us to be the beneficial owner of more than five percent of our outstanding shares of Common Stock.  This table does not include the shares owned beneficially by Dr. Capetola, who ceased being an executive officer in August 2009.  The address of each individual is c/o Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

Name and Address of Beneficial Owner (1)	Common Stock	Common Stock Equivalents (2)	Total Beneficial Ownership	Percentage of Class Beneficially Owned (1)
Named Executive Officers and Directors
W. Thomas Amick	40,000	180,000	220,000	*
John G. Cooper	55,322	1,370,000	1,425,322	1.16%
Antonio Esteve, Ph.D. (3)	3,206,689	226,174	3,432,863	2.82%
Charles F. Katzer	26,405	265,000	291,405	*
Max E. Link, Ph.D.	166,821	155,000	321,821	*
David L. Lopez, Esq., CPA	68,562	1,281,000	1,349,562	1.10%
Herbert H. McDade, Jr.	-	205,000	205,000	*
Marvin E. Rosenthale, Ph.D.(4)	350,000	155,000	505,000	*
Robert Segal, M.D., F.A.C.P.	23,319	791,000	814,319	*

Directors and Executive Officers as a group (13 persons)	4,057,242	5,698,174	9,755,416	7.65%

5% Security Holders
Heartland Advisors, Inc. (5) 789 North Water Street Milwaukee, WI 53202	7,934,900	-	7,934,900	6.52%
Wellington Management Company, LLP (6) 75 State Street Boston, MA 02109	11,656,600	4,454,200	16,110,800	12.77%

* Less than 1%

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act and includes voting and investment power with respect to shares of Common Stock.  Shares of Common Stock, and shares of Common Stock subject to options or warrants that are currently exercisable, or will become exercisable within 60 days after September 30, 2009, held by each person or group named above, are deemed outstanding for computing the percentage ownership of the person or group holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person or group.

(2)
Common Stock Equivalents include shares of Common Stock subject to options or warrants that are currently exercisable, or will become exercisable within 60 days after September 30, 2009, held by each person or group named above.

(3)
Beneficial ownership of Common Stock includes 2,884,410 shares owned by Laboratorios Esteve, 317,164 shares owned by Laboratorios P.E.N., S.A., an affiliate of Laboratorios Esteve, and 5,115 shares owned directly by Dr. Esteve.  Common Stock Equivalents includes 175,000 shares of Common Stock issuable upon the exercise of outstanding options held by Dr. Esteve and 51,174 shares of Common Stock issuable on the exercise of outstanding warrants owned by Laboratorios Esteve.  As a consequence of Dr. Esteve’s relationship with Laboratorios Esteve, including, serving as President of Laboratorios Esteve, he may be deemed to have beneficial ownership of the shares owned by Laboratorios Esteve and Laboratorios P.E.N.

(4)	Total beneficial ownership shown in the table includes 125,000 shares as to which Dr. Rosenthale disclaims beneficial ownership (shares held by spouse).

(5)
This information is based on the following: (a) on February 11, 2009, Heartland Advisors, Inc., a registered investment advisor, and William J. Nasgovitz, President and principal shareholder of Heartland Advisors, Inc. (collectively, “Heartland”) filed a Schedule 13G/A with the SEC.  Heartland Advisors, Inc. and Mr. Nasgovitz each specifically disclaimed beneficial ownership of any shares reported in the Schedule 13G/A.  As of December 31, 2008, the clients of Heartland Advisors, Inc., including an investment company registered under the Investment Company Act of 1940 and other managed accounts, had the right to receive or the power to direct the receipt of dividends and proceeds from the sale of shares disclosed above.  The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, owned 7,185,000 shares.  The remaining shares reported in the Schedule 13G/A were reported to be owned by various other accounts managed by Heartland Advisors, Inc. on a discretionary basis.  To the best of Heartland Advisors' knowledge, none of the other accounts owned more than 5% of the outstanding stock; and (b) on August 14, 2009, Heartland filed a Form 13F indicating that, as of June 30, 2009, it held 7,934,900 shares of our Common Stock.

(6)
This information is based on the following: (a) on June 10, 2009, Wellington Management Company, LLP (“Wellington”) filed a Schedule 13G with the SEC indicating that, in its capacity as a registered investment adviser, Wellington may be deemed to beneficially own 16,185,000 shares of our Common Stock.  As of May 31, 2009, the clients of Wellington Management Company, LLP had the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities.  No such client was known to have such right or power with respect to more than five percent of this class of securities, except the Treasurer of the State of North Carolina Equity Investment Fund Pooled Trust; (b) on August 14, 2009, Wellington filed a Form 13F, indicating that, as of June 30, 2009, Wellington, Wellington Trust Company, NA, Wellington International Management Company Pte Ltd, and Wellington Management International, LTD held an aggregate 11,656,600 shares of our Common Stock; and (c) on May 13, 2009 , in connection with a registered direct financing, we issued to Wellington warrants to purchase 4,454,200 shares of our Common Stock, which warrants have not been exercised and are currently exercisable.

EXECUTIVE OFFICERS

Information about our Executive Officers, including their names and positions with us, and their ages, work history and education, are set forth in our Form 10-K/A, which is a part of our Annual Report to Stockholders being delivered to stockholders together with this proxy statement.  The Board approves the election of officers annually and such officers serve until the meeting of the Board following the next annual meeting of the stockholders and, if applicable, until their successors are duly elected and qualified.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy

We are committed to providing our employees with meaningful work and advancement opportunities, and our stockholders with a superior rate of return.  Under the oversight of the Compensation Committee of the Board, we have developed and implemented compensation policies, plans and programs for all officers, including our Named Executive Officers (identified in the Summary Compensation Table below).  We provide a total compensation package that is intended to be competitive within our industry to enable us to attract and retain high-caliber, qualified executives.  Our compensation practices are designed to motivate executives over the long term, to align the interests of management and stockholders, and to ensure that executives are appropriately rewarded for their accomplishments and the benefits achieved for our stockholders during the relevant fiscal year.

Compensation Program Objectives and Rewards

Our compensation philosophy is based on the following objectives and intended rewards:

•	attract, engage and retain the workforce to ensure our long-term success;
•	align our employees’ interests with our short- and long-term strategic goals and objectives;
•	promote the interests of our stockholders with a goal of increasing stockholder value;
•	acknowledge and respond to changes in compensation for similar executive positions at comparable companies in our highly competitive marketplace; and
•	link compensation to our performance and also acknowledge the performance of individuals who contribute to the advancement of our corporate objectives.

Executive Compensation Structure

The primary components of executive compensation are (i) competitive base salary, (ii) annual incentive bonus, and (iii) awards under our 2007 Plan, each of which is reviewed annually.  In deciding on total compensation packages for executives, the Compensation Committee considers such factors as: (i) market-based data, which is gathered annually through participation in salary surveys such as the Radford Life Sciences Survey (the “Radford Survey”); (ii) compensation practices of biotech and pharmaceutical companies that are similarly situated, taking into account such factors as (x) financial condition, (y) geographic region, and (z) size or management structure; (iii) the extent to which our corporate goals for the calendar year have been advanced and the degree to which an executive is positioned to influence the outcomes; and (iv) management performance reviews and recommendations prepared by management.  The Radford Survey is a compilation of compensation information for over 550 biotech and pharmaceutical companies, and is reported based upon such criteria as company size, geographic location, title and job responsibilities.  The Compensation Committee does not have a policy of adhering to a strict formulaic process to determine the weighting of components of compensation.  Rather, the Compensation Committee will assess the totality of the circumstances, and may, in its discretion, consider and give weight to such additional factors as an individual’s overall contribution, teamwork skills and leadership qualities.  In addition, the Compensation Committee may weight more heavily non-cash components of compensation during periods in which we are conserving our cash resources.

Executive Employment Agreements

We have employment agreements with our executive officers, the terms of which for each level (vice president, senior vice president, etc.) are generally similar.  These agreements provide for, among other things, employment for a stated term, subject to automatic renewal, severance payments in the event of termination of employment, whether for termination or by reason of resignation for good reason, enhanced severance benefits in the event of a change of control, and equity incentives in the form of stock and option grants.  These agreements also include non-competition covenants and provide for severance payments that are contingent upon the executive’s refraining from competition with us.  We believe that these agreements are necessary and appropriate to remain competitive in the marketplace, to attract executive talent, to retain key executives during periods of uncertainty and to assure that executives will act in the best interest of the stockholders.

Management Compensation Committee

The Chief Executive Officer heads an internal management compensation committee (“Management Compensation Committee”) consisting of himself, the Executive Vice President and Chief Financial Officer, the Executive Vice President and General Counsel, and the Senior Vice President, Human Resources.  The Management Compensation Committee reviews each executive’s total compensation and performance annually, including against achievement of corporate goals and personal objectives and against available market data, and presents its recommendations to the Compensation Committee of the Board.  The Compensation Committee considers the Management Compensation Committee recommendations and separately evaluates and determines the total compensation of all executives annually.

Corporate Goals

Corporate goals are typically defined and approved by the Board following internal discussions and planning exercises by our senior management.  Corporate goals are focused generally to timely advancing the development of our novel proprietary technology KL4 Surfactant Technology pipeline and managing our financial and fiscal health within our financial plan and in accordance with any guidance that we may give the financial markets.  Corporate goals include those identified from time to time in our public filings and also include goals concerning unannounced activities associated with proof of concept studies and other efforts to potentially advance our pipeline.  The Board expects that our corporate goals will be very challenging but realistically achievable with a sustained effort.  In assessing the progress towards achieving our goals, the Board will typically take into account the total circumstances, including events and circumstances that may be outside of our control and that may adversely affect our ability to fully achieve our goals, and the degree to which our goals are advanced notwithstanding such circumstances.

Our corporate goals during 2008 included (i) taking actions intended to gain regulatory approval to market and sell Surfaxin, (ii) preparing for the potential approval and launch of Surfaxin for RDS in the United States, including preparing to build our own commercial sales and marketing organization to execute the launch of Surfaxin in the United States, if approved, (iii) research and development activities, including new formulation development, a Phase 2 clinical trial for children up to two years of age suffering with Acute Respiratory Failure and the ongoing program for Aerosurf®, our initial aerosolized KL4 surfactant product, (iv) seeking collaboration agreements and strategic partnerships in the international and domestic markets for the development and potential commercialization of our SRT product candidates, including Surfaxin and Aerosurf, (v) continued investment in our quality systems and manufacturing capabilities, including our recently-completed analytical laboratories in Warrington, Pennsylvania and our manufacturing operations in Totowa, New Jersey, and (vi) securing additional capital to support our activities, including potentially from business alliances, commercial and development partnerships, equity financings and other similar opportunities.  In addition, certain confidential corporate goals related to advancing our research and development programs were not publicly announced but considered by the Compensation Committee in its deliberations.  See our Annual Report – “Business – Business Strategy,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Following receipt from the FDA of a Complete Response Letter in April 2009, the Board changed the corporate goals for 2009 to reflect the changes in strategic priorities.  As a result, our top priority is currently focused on securing strategic alliance partners and accessing capital to advance our KL4 surfactant pipeline, including Surfaxin LS™ (our lyophilized formulation (dry powder) of our KL4 surfactant), and Aerosurf®, to potentially significantly improve the management of RDS.  See our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, and our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, as well as other reports that we file with the SEC from time to time, including on Forms 10-K, 10-Q and 8-K.

A discussion of the key individual components of our compensation packages are set forth below.

Base Salary

Base salary and base salary adjustments are determined for each executive based on a review of such factors as (i) the executive’s (A) title and position, (B) contribution to achieving our corporate goals, (C) individual performance and achievements, and (D) level of experience; (ii) comparative compensation information for the position; and (iii) internal equity with respect to other members of the executive team.  In reviewing comparative compensation information such as in the Radford Survey, the Management Compensation Committee considers compensation ranges for equivalent positions in the marketplace, salary trends in our industry and cost of living indexes.  For this purpose, the Management Compensation Committee may refer to national, industry and local salary survey information.  Following its deliberations, the Management Compensation Committee recommends base salary adjustments for executives for approval by the Compensation Committee.  At the request of the Compensation Committee, the Management Compensation Committee may also provide additional information prepared by an independent compensation consultant.  The Compensation Committee typically will separately review, deliberate and approve annually base salary adjustments for each executive.  Base salary adjustments are prorated for all executive new hires, based upon the executive’s start date in the position, and for those executives who may not have been an active employee for the full year.  Executives hired in the fourth quarter are generally not eligible for salary increases during the next calendar year, as it is too early in their tenure to determine the executive’s performance and contribution to achieving our goals.  All compensation matters, once approved by the Compensation Committee, are typically ratified by the Board and become effective the first day of the following calendar year.

Annual Incentive Bonus

Incentive compensation in each year may consist of cash incentive bonuses, equity awards, or a combination of cash bonus and equity awards, in each case based upon the achievement of corporate goals and the individual’s contribution to meeting those goals as well as achieving individual performance objectives.  The primary purpose of the annual incentive bonus is to reward executives for achieving corporate goals and personal objectives in the relevant fiscal year.  Each executive is eligible for an annual incentive bonus, which, before adjustment, is expressed as a percent of annual base salary, varying dependent upon title.  The annual incentive bonus target range for the President and Chief Executive Officer is 0-100% of the annual base salary; for Executive Vice Presidents, 0-70% of the annual base salary; for Senior Vice Presidents, 0-30% of the annual base salary; and, for Vice Presidents, 0-25% of the annual base salary.  These percentages were selected because the Compensation Committee believes that they reflect the custom and practice in the industry and are sufficient to attract and retain executive talent.  The Compensation Committee may, in its discretion, approve a deviation from these percentages when it deems appropriate.

The Management Compensation Committee recommends individual annual incentive bonus awards to the Compensation Committee of the Board, which typically conducts its own deliberations as to each executive’s contributions, overall level of compensation relative to market, and title and position within the organization.  Prior to considering individual awards, the Compensation Committee may adjust the aggregate amount available for payment of annual incentive bonus awards to reflect its assessment of management’s success in achieving corporate goals.  For example, the Compensation Committee may determine, based on an evaluation of corporate goals, that only 50% of the potential bonus dollars should be awarded and reduce the dollars available for distribution by 50%. The Compensation Committee weighs the achievement of corporate goals more heavily for executives in senior executive positions.  As a result, the achievement of corporate goals are primary factors in determining annual incentive bonuses for the Chief Executive Officer and Executive Vice Presidents, who are largely responsible for determining strategy initiatives and leadership initiatives.  The annual incentive bonuses of Senior Vice Presidents and Vice Presidents are based on a subjective balancing of such factors as the achievement of corporate goals, the executive’s personal contribution to the achievement of corporate goals, the executive’s success in meeting individual performance objectives and the executive’s total compensation in relation to other executives and the marketplace.

In addition to providing recommendations for our executives, the Management Compensation Committee recommends to the Compensation Committee the funding of an annual incentive bonus pool for all other employees based upon a maximum annual incentive bonus payout ranging from zero (0%) to twenty (20%) percent of the covered employees’ aggregate annual base salary.  Again, the total amount allocated to this pool may be adjusted to reflect the Compensation Committee’s evaluation of how well we accomplished our corporate goals.  Once the Compensation Committee has approved funding, the Management Compensation Committee distributes individual employee awards in line with individual performance relative to position, and may, in its discretion, grant a combination of cash, stock options, or both.

Annual incentive bonus awards are typically paid in cash during the first quarter of the following calendar year, after we have prepared our financial statements and completed an evaluation of each employee’s success in meeting personal performance objectives.  If, however, the Compensation Committee determines that it is in our best interests in any year not to pay annual incentive bonus awards wholly in cash, bonuses may be paid out in the form of  equity incentive awards or a combination of cash and equity incentive awards.  Annual incentive bonus awards are prorated in the first year for all new hires, based upon the new hire’s start date, and for those employees who may not have been active for the full year.  Employees hired in the fourth quarter are generally not eligible for an annual incentive bonus award during the first year, as it is too early in their tenure to determine their performance and contribution to achieving their personal and corporate goals.

All executive compensation payments and awards, and the incentive bonus pool for all other employees, once approved by the Compensation Committee, are typically ratified by the Board.

Long-Term Incentive Equity Awards

The purpose of our 2007 Plan is to attract, recruit and reward executives and key employees for their contributions, with a focus on our long-term success and increased stockholder value.  The Compensation Committee serves as the 2007 Plan Administrator and grants long-term incentive equity awards pursuant to the 2007 Plan based on recommendations of a Plan Management Committee, which currently consists of our President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and General Counsel, and the Senior Vice President, Human Resources.  Long-term incentive equity awards granted to executives under the 2007 Plan generally have a ten-year term and vest over varying periods as determined by the Compensation Committee at the time of the grant.

Although the Compensation Committee has not adopted a formulaic policy to allocate between annual incentive bonuses and long-term compensation, the Compensation Committee often relies on long-term incentive equity compensation in the form of stock options to motivate its officers and other employees.  This practice allows us to retain cash to operate our business.  In making long-term incentive equity awards, the Compensation Committee considers a number of factors to determine the size of grants to individual executives, including the scope of an executive's job responsibilities, past performance, salary level, the achievement of designated milestones, the size of any prior grants, and the size and frequency of grants by comparable biopharmaceutical and life sciences companies.  The Compensation Committee has delegated to the Plan Management Committee the right, in its discretion, to grant options to newly-hired employees, effective on the first day of employment, in share amounts that are within ranges pre-approved by the Compensation Committee for each title and position.  Such long-term incentive equity awards typically have an exercise price equal to the market value at the close of market on the date of grant.  Awards to new hires typically vest annually in three equal installments, starting on the first anniversary of the grant date.

The Compensation Committee approves long-term incentive equity awards for individual executives based on recommendations of the Plan Management Committee and its own assessment of each executive’s contributions, overall level of compensation relative to market, and title and position.  At the request of the Plan Management Committee, the Compensation Committee will also typically approve a pool of long-term incentive equity awards, which will be distributed to non-executive key employees by, and at the discretion of, the Plan Management Committee.  Awards for executives and key employees (other than new-hire awards) typically vest twenty-five percent (25%) on the date of the grant with the remaining options vesting ratably over a three-year period, becoming fully exercisable on the third anniversary of the date of grant.

All long-term incentive equity matters, once approved by the Compensation Committee, are typically ratified by the Board.

Incentive Equity Granting Practices

The Compensation Committee reviews and approves the grant of long-term incentive equity awards to executives at various times throughout the year.  The Compensation Committee of the Board also delegates to the Plan Management Committee the authority to make grants of a designated number of incentive equity awards to non-officer key employees for the purpose of rewarding and providing incentives to employees whose performance on a particular project or during a particular period is exemplary.  Such awards are valued at the closing market price on the date of grant.  We do not have a program or policy in place to coordinate the grant of equity awards either prior to the public announcement of potentially positive news or after the public announcement of potentially negative news.

401(k) Plan

All employees are eligible to defer a portion of their annual base salary, up to the IRS contribution limits, on a pre-tax basis, to our qualified 401(k) Plan.  At the end of each quarter, we currently fund a company match in the amount of fifty (50%) percent of each employee’s regular contributions made during the quarter, which is paid in shares of our common stock.

Severance and Change in Control Benefits

Our executive employment agreements contain severance and change in control provisions.  These criteria may include termination of employment as a result of a reduction in the work force, position elimination, office closing, job relocation beyond a certain distance, performance, mutually agreed resignation, or terminations within certain periods of time following a change in control.  We believe that these benefits are necessary and appropriate to remain competitive in the marketplace, to attract executive talent, to retain key executives during periods of uncertainty and to assure that executives will act in the best interests of the stockholders.  See the “Potential Payments upon Termination or Change in Control” table below for a summary of the estimated potential payments and benefits that would become payable to Named Executive Officers upon termination of employment or a change of control.

Deductibility of Compensation; Excise Tax Reimbursement

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that we may not deduct compensation in excess of $1 million paid to an executive officer unless it is performance based.  Base salary does not qualify as performance-based compensation under Section 162(m).  It is our general policy to structure compensation programs that allow us to fully deduct compensation to executives.  The Compensation Committee may make payments that are not fully deductible to ensure competitive levels of total compensation for executives or, in its judgment, may make payments that are otherwise necessary or appropriate to achieve our compensation objectives.  In addition, under our executive employment agreements, if any compensation payable to any executive is subject to an excise tax under Section 4999 of the Internal Revenue Code, we have agreed to make an additional payment to such executive equal to the amount of such excise tax, as well as the income tax and excise tax applicable to such payment.

2008 Compensation Reviews for Named Executive Officers

Each Named Executive Officers’ initial base salary, annual incentive bonus award and certain long-term incentive equity awards are determined generally as described above and in accordance with a written employment agreement.  Annual cash and annual incentive equity bonuses, if any, are solely at the discretion of the Compensation Committee and awarded in the manner described above.

Based primarily on the fact that we did not gain approval in the United States to market Surfaxin in 2008, the consequential erosion of our cash position and the extraordinary conditions in the financial markets that affected our ability to raise capital on acceptable terms, as well as a review of the 2008 Radford Survey, the Compensation Committee did not approve any increase in base salary over the base salaries in effect in 2007 for any Named Executive Officer.  In addition, the Compensation Committee declined to authorize the payment of any cash incentive bonus awards to any Named Executive Officer, but, as referenced in Note 8 of the Notes to our consolidated financial statements in our Annual Report on Form 10-K, the Compensation Committee indicated that it would re-evaluate this decision should circumstances warrant mid-year.  As a consequence of not achieving approval in the United States to market Surfaxin thus far in 2009, the Compensation Committee has determined not to authorize any cash incentive bonuses to the Named Executive Officers with respect to 2008

During 2008, the Compensation Committee authorized one stock option award to each Named Executive Officer.  See “Grants of Plan-Based Awards” Table, below.  In making these awards, the Compensation Committee assessed total long-term compensation opportunities already available to each executive, including the current value and size of prior stock option grants, the tenure of the executive, the executive’s performance relative to other executive’s and relevant market data in the Radford Survey.  See “Long-Term Incentive Awards”, above.

In addition, in determining the award made to our former Chief Executive Officer, Dr. Capetola, the Compensation Committee considered the progress made in the advancement of various pipeline programs, the delay in securing the potential approval of Surfaxin and relevant market data, his leadership initiatives and his efforts to raise capital to fund our activities.  The award to Mr. Cooper was based on his efforts to tightly manage our financial condition while at the same time making judicious investments in activities designed to advance our research and development programs and demonstrate proof-of-concept for our pipeline products to potentially attract strategic development partners and collaborators.  The Compensation Committee also considered his efforts in communicating with stockholders and potential investors to maintain awareness of our products and capital needs.  The award to Mr. Lopez was in recognition of his efforts in managing the legal and regulatory aspects of our business, including the high quality and timely disclosures contained in our public filings with the SEC, as well as his work in developing a full corporate-wide compliance program.  In making the award to Dr. Segal, the Compensation Committee considered his ability to advance our research and development programs by executing upon carefully planned preclinical studies and experiments while at the same time conserving cash resources.  In making the award to Mr. Katzer, the Compensation Committee acknowledged the significant progress made in manufacturing and noted the excellent progress made by the internal engineering team in the development of the capillary aerosolization device for Aerosurf.

In August 2009, Dr. Capetola tendered his resignation as our President and Chief Executive Officer.  In connection therewith, the Board entered into a Separation Agreement with Dr. Capetola that, among other things, provided for certain benefits that are payable in lieu of any severance arrangement provided under his then-existing employment agreement.  These benefits include (i) an upfront severance payment of $250,000, and (ii) periodic payments in an amount equal to his base salary (calculated at a rate of $490,000 per annum), in accordance with stated payroll practices and less required withholdings, with such payment to end the earlier of (x) May 3, 2010 or (y) the date, if ever, a Corporate Transaction (as defined in the Separation Agreement) takes place.  In addition, Dr. Capetola is entitled to the continuation of medical and insurance coverage for a period of 24 or 27 months, depending upon circumstances, and the accelerated vesting of all outstanding restricted shares and options which shall remain exercisable to the end of their stated terms.  Further, the Separation Agreement provides that upon the occurrence of a Corporate Transaction prior to May 4, 2010, Dr. Capetola will receive a payment of up to $1,580,000 or, if any such Corporate Transaction also constitutes a Change of Control (as defined in the Separation Agreement), a payment of up to $1,777,500; provided, however, that in each case any payment will be reduced by the sum of the amounts that may then have been already paid under clauses (i) and (ii), above.  A “Corporate Transaction” is defined in the Separation Agreement as (1) one or more corporate partnering or strategic alliance transactions, Business Combinations or public or private financings that (A) are completed during the Severance Period (as defined in the Separation Agreement) and (B) result in cash proceeds (net of transaction costs) to us of at least $20 million received during the Severance Period or within 90 calendar days thereafter, or (2) an acquisition, by business combination or other similar transaction, that occurs during the Severance Period and the consideration paid to our stockholders, in cash or securities, is at least $20 million.  For this purpose, net proceeds will be calculated without taking into account any amounts that we receive as reimbursement for costs of development and research activities to be performed in connection with any such transaction.  Under the Separation Agreement, all of Dr. Capetola’s unvested options and restricted stock awards vested immediately and will remain exercisable for their original term.  In executing the Separation Agreement, the Board took into account Dr. Capetola’s status as our founder, his tenure of 13 years, which included the successful conclusion of a significant pivotal, Phase 3 clinical trial in premature infants, as well as the need to conserve cash and defer payment of any significant severance amounts.

SUMMARY COMPENSATION TABLES

Named Executive Officers

The following table summarizes the compensation of our Named Executive Officers, including our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Executive Vice President and General Counsel and the two other most highly-compensated executive officers ranked by their total compensation for the fiscal year ended December 31, 2008.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Award ($) (3)	Non-Equity Incentive Plan Compen-sation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other ($)		Total

Robert J. Capetola, Ph.D.	2008	$490,000	$-	$10,465	$1,091,132	$-	$-	$34,450	(4)	$1,626,047
President and	2007	470,000	300,000	25,708	1,353,401	-	-	29,556		2,178,665
Chief Executive Officer	2006	470,000	150,000	52,358	1,040,563	-	-	34,364		1,747,285

John G. Cooper	2008	307,000	-	6,279	429,949	-	-	-	(5)	743,228
Executive Vice President,	2007	292,000	150,000	15,425	535,322	-	-	-	(5)	992,747
Chief Financial Officer and Treasurer	2006	292,000	120,000	31,415	526,439	-	-	-	(5)	969,854

David L. Lopez, Esq., CPA	2008	307,000	-	6,279	437,343	-	-	-	(5)	750,622
Executive Vice President,	2007	290,000	152,000	15,425	526,279	-		-	(5)	983,704
General Counsel, Chief Compliance Officer and Secretary	2006	290,000	120,000	31,415	498,107	-		-	(5)	939,522

Robert Segal, M.D., F.A.C.P.	2008	290,000	-	2,791	221,701	-	-	-	(5)	514,492
Senior Vice President, Medical and Scientific Affairs	2007	273,000	70,000	6,855	281,041	-	-	-	(5)	630,896
and Chief Medical Officer	2006	265,000	60,000	13,962	226,453	-	-	-	(5)	565,416

Charles F. Katzer	2008	250,000	-	-	216,299	-	-	-	(5)	466,299
Senior Vice President,	2007	225,000	70,000	-	246,038	-	-	-	(5)	541,038
Manufacturing Operations	2006	213,484	80,000	-	149,164	-	-	-	(5)	442,648

(1)
Bonuses for 2007 include 2007-related bonus paid in 2008.  Bonuses for 2006 include 2006-related bonus paid in 2007.  All bonuses were paid in cash.  No bonuses related to 2008 have been paid to date in 2009, although the Compensation Committee may re-evaluate its decision not to pay cash bonuses should our circumstances change.  See “Compensation Discussion and Analysis – 2008 Compensation Reviews for Named Executive Officers.”

(2)
Represents the ratable amount expensed for the year under Financial Accounting Statement 123R (“FAS 123R”) for grants of restricted stock made in October 2007 (“2007 Restricted Stock”) to Drs. Capetola and Segal and Messrs. Cooper and Lopez, and is not an amount paid to, or realized by, the Named Executive Officer.  There can be no assurance that these FAS 123R amounts will ever be realized.  The 2007 Restricted Stock vest on the date that our first drug product becomes widely commercially available, as determined by the Board.  Prior to vesting, the 2007 Restricted Stock is non-transferable and subject to cancellation upon termination of a grantee’s employment.  The FAS 123R value as of the grant date for the 2007 Restricted Stock is spread over the number of months of service required for the grant to become non-forfeitable.

(3)
Represents compensation costs for the year under FAS 123R for stock options and is not an amount paid to, or realized by, the Named Executive Officer.  There can be no assurance that these amounts will ever be realized.  The FAS 123R value as of the grant date for each option is spread over the number of months of service required for the grant to become non-forfeitable.  This amount includes ratable amounts expensed for options granted in prior years (2005, 2006, and 2007). See Note 11 – “Stock Options and Stock-based Employee Compensation” to our consolidated financial statements for the year ended December 31, 2008, in the Form 10-K.

(4)
For 2008, represents a personal car allowance –  $10,000; premiums paid for life insurance policies with coverage of $4 million – $16,700; and the Company match of the employee contribution to the 401(k) Plan  – $7,750.

(5)	Less than $10,000.

Grants of Plan-Based Awards

The following table contains information concerning the stock option grants made to the Named Executive Officers for the fiscal year ended December 31, 2008.  The amount of these awards that were expensed in 2008 is shown in the Summary Compensation Table included on page 30.  No stock appreciation rights were granted to these individuals during such year.  There can be no assurance that the Grant Date Fair Value of Stock and Option Awards reported below will ever be realized by a grantee.

		Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)	Threshold ($)	Target ($)	Maxi- mum ($)	All Other Stock Awards; Number of Shares of Stock (#)	All Other Option Awards; Number of Securities Under-lying Options (#)	Exercise Price of Option Awards ($/Sh) (1)	Grant Date Fair Value of Stock and Option Awards (2)
Robert J. Capetola	12/12/08								500,000	$1.93	$361,350
	12/12/08								250,000	$1.21	205,000

John G. Cooper	12/12/08								266,667	$1.93	192,720
	12/12/08								133,333	$1.21	109,333

David L. Lopez	12/12/08								166,667	$1.93	120,450
	12/12/08								83,333	$1.21	68,333

Robert Segal	12/12/08								66,667	$1.93	48,180
	12/12/08								33,333	$1.21	27,333

Charles F. Katzer	12/12/08								66,667	$1.93	48,180
	12/12/08								33,333	$1.21	27,333

(1)
One third of the options granted to the Named Executive Officers on December 12, 2008 were awarded with an exercise price of $1.21, which was the closing market price of our common stock on the date of grant.  The remaining two thirds of the options were granted with an exercise price of $1.93, representing a premium to the closing market price of our stock on the date of grant.  On September 26, 2008, the Plan Management Committee had awarded options with an exercise price of $1.93 to certain non-officer key employees. To maintain equity between the officer and non-officer options granted in the fourth quarter, the Compensation Committee determined to grant two-thirds of the officer options with the same exercise price as the prior grants.

(2)
Grant Date Fair Value represents the aggregate FAS 123R values of awards and options granted during the year.   See Note 11 – “Stock Options and Stock-based Employee Compensation” to our consolidated financial statements for the year ended December 31, 2008, in the Form 10-K.  There can be no assurance that the stock options will ever be exercised or that the FAS 123R amounts set forth above will ever be realized

Outstanding Equity Awards at Fiscal Year-End 2008

The following table shows the number of shares covered by exercisable and unexercisable options and unvested restricted stock awards (including grants that vest contingently upon the occurrence of a specified milestone) held by our Named Executive Officers on December 31, 2008.

	Option Awards*						Stock Awards**
Named Executive Officer	No. of Securities Underlying Unexercised Options -Exercisable		No. of Securities Underlying- Unexercised Options – Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested

Robert J. Capetola	125,000	(1)			$5.06	9/16/10
	31,250	(1)			1.72	6/27/12
	20,000	(1)			1.89	11/5/12
	85,000	(3)			2.75	12/13/12
	165,000	(3)			2.75	1/3/13
	200,000	(2)			8.08	9/12/13
	450,000	(4)			9.17	12/15/13
	88,000	(5)			6.47	8/12/14
	500,000	(4)			9.02	12/17/14
	142,500	(1)	47,500	(1)	7.01	1/3/16
	225,000	(1)	75,000	(1)	2.25	5/17/16
	225,000	(1)	75,000	(1)	2.46	12/15/16
	300,000	(1)	300,000	(1)	3.27	6/21/17
	250,000	(1)	250,000	(1)	2.61	12/11/17
			500,000	(6)	1.93	12/12/18
			250,000	(6)	1.21	12/12/18
							15,000	(7)	$16,800

John G. Cooper	80,000	(1)			2.97	12/10/11
	105,000	(1)			1.72	6/27/12
	30,000	(1)			1.89	11/5/12
	80,000	(3)			2.75	12/13/12
	80,000	(2)			8.08	9/12/13
	200,000	(4)			9.17	12/15/13
	75,000	(5)			6.47	8/12/14
	75,000	(4)			9.02	12/17/14
	37,500	(1)	12,500	(1)	7.01	1/3/16
	187,500	(1)	62,500	(1)	2.25	5/17/16
	150,000	(1)	50,000	(1)	2.46	12/15/16
	80,000	(1)	80,000	(1)	3.27	6/21/17
	75,000	(1)	75,000	(1)	2.61	12/11/17
			266,667	(6)	1.93	12/12/18
			133,333	(6)	1.21	12/12/18
							9,000	(7)	10,080

David L. Lopez	40,000	(5)			4.13	5/15/10
	26,000	(1)			5.06	9/16/10
	15,000	(1)			4.09	5/10/11
	45,000	(1)			2.10	9/21/11
	25,000	(1)			1.72	6/27/12
	30,000	(1)			1.89	11/5/12
	70,000	(3)			2.75	12/13/12
	100,000	(2)			8.08	9/12/13
	150,000	(4)			9.17	12/15/13
	50,000	(5)			6.47	8/12/14
	70,000	(4)			9.02	12/17/14
	37,500	(1)	12,500	(1)	7.01	1/3/16
	187,500	(1)	62,500	(1)	2.25	5/17/16
	165,000	(1)	55,000	(1)	2.46	12/15/16
	80,000	(1)	80,000	(1)	3.27	6/21/17
	75,000	(1)	75,000	(1)	2.61	12/11/17
			166,667	(6)	1.93	12/12/18
			83,333	(6)	1.21	12/12/18
							9,000	(7)	10,080

	Option Awards*						Stock Awards**
Named Executive Officer	No. of Securities Underlying Unexercised Options -Exercisable		No. of Securities Underlying- Unexercised Options – Unexercisable		Option Exercise Price	Option Expiration Date	No. of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested

Robert Segal	75,000	(6)			4.34	8/1/10
	16,000	(1)			5.06	9/16/10
	15,000	(1)			4.09	5/10/11
	40,000	(1)			2.10	9/21/11
	20,000	(1)			1.89	11/5/12
	80,000	(3)			2.75	12/13/12
	35,000	(2)			8.08	9/12/13
	125,000	(4)			9.17	12/15/13
	20,000	(5)			6.47	8/12/14
	50,000	(4)			9.02	12/17/14
	18,750	(1)	6,250	(1)	7.01	1/3/16
	56,250	(1)	18,750	(1)	2.25	5/17/16
	75,000	(1)	25,000	(1)	2.46	12/15/16
	25,000	(1)	25,000	(1)	2.66	1/22/17
	30,000	(1)	30,000	(1)	3.27	6/21/17
	57,500	(1)	57,500	(1)	2.61	12/11/17
			66,667	(6)	1.93	12/12/18
			33,333	(6)	1.21	12/12/18
							4,000	(7)	4,480

Charles F. Katzer	33,334	(6)	16,666	(6)	7.01	1/3/16
	56,250	(1)	18,750	(1)	2.25	5/17/16
	15,000	(1)	5,000	(1)	1.62	9/8/16
	15,000	(1)	5,000	(1)	2.46	12/15/16
	45,000	(1)	45,000	(1)	3.27	6/21/17
	37,500	(1)	37,500	(1)	2.61	12/11/17
			66,667	(6)	1.93	12/12/18
			33,333	(6)	1.21	12/12/18

*
For the fiscal year ended December 31, 2008, there were no Securities Underlying Unexercised, Unearned Options, and no Unearned Shares, Units or Other Rights that have not vested.  For readability, that column and the columns titled “Equity Incentive Plan Awards: No. of Securities Underlying Unexercised, Unearned Options”, “Equity Incentive Plan Awards: number of Unearned Shares, Units or Other Rights That Have Not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” have been removed.

(1)
These options vest and become exercisable in four equal installments on the date of grant and on the first, second and third anniversary of the grant, and expire as listed above, which is the tenth anniversary of the grant.

(2)
These options vest and become exercisable as follows: one fourth on the date of grant and thereafter in twenty-four equal installments at the close of each of the following twenty-four months.  The options expire, as listed above, on the tenth anniversary of the grant.

(3)
These options vested and became exercisable upon the earlier of December 13, 2006 (4 years from the date of grant) or approval of a New Drug Application.  The options expire, as listed above, on the tenth anniversary of the grant.

(4)
As granted, options vest and become exercisable as follows: one fourth on the date of grant and thereafter in thirty-six equal installments at the close of each of the following thirty-six months.  In December 2005, the Compensation Committee accelerated the vesting of all stock options that at the time had an exercise price of $9.02 or greater.  Accordingly, all unvested options became fully vested and exercisable, subject to a written “lock-up” agreement under which any shares acquired may not be sold (except as needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms.

(5)
These options vest and become exercisable as follows: one fourth on the date of grant and thereafter in thirty-six equal installments at the close of each of the following thirty-six months.  The options expire, as listed above, on the tenth anniversary of the grant.

(6)	These options vest and become exercisable in three equal installments on the first, second and third anniversary of the grant, and expire as listed above, which is the tenth anniversary of the grant.

(7)
2007 Restricted Stock granted October 30, 2007 under the 1998 Plan to replace certain shares of phantom stock previously granted to each grantee and to be released upon commercialization of first product, as determined by the Board.

Option Exercises and Vested Stock Awards

During 2008, none of the Named Executive Officers exercised any stock options and none of the 2007 Restricted Stock awarded to a Named Executive Officer vested.

Potential Payments upon Termination or Change in Control

Our executive employment agreements provide for, among other things, certain payments and other benefits in the event that an executive’s employment terminates under circumstances specified in the agreement, including upon a “change in control.”  In addition, these agreements provide for non-competition and non-solicitation agreements of varying duration as follows: Dr. Capetola – 15 months, Messrs. Cooper, Lopez and Katzer and Dr. Segal – 12 months from the date of termination.

The following table describes and quantifies estimated potential payments and benefits that would become payable under the executive’s employment agreements if the executive’s employment were terminated on December 31, 2008, or if a change of control occurred on that date.  The amounts contained in the table are based on each executive’s compensation and, where applicable, our closing stock price as of December 31, 2008.

The information provided with respect to Dr. Capetola is based on his employment agreement as in effect on December 31, 2009.  In August 2009, Dr. Capetola resigned his position as our President and Chief Executive Officer and entered into a Separation Agreement with us that provided for benefits that differ from the information set forth in the table.  See “2008 Compensation Reviews for Named Executive Officers” at page 28.

Name and Type of Termination or Change in Control	Severance		Bonus		Equity Acceleration (1)		Health Benefits		Out-Placement Counseling (2)	Excise Tax & Gross-up (3)	TOTAL

Robert J. Capetola, Ph.D.
Change in Control	$–			(4)	$3,360	(5)	$–		$–	$–	$3,360

Termination by Company
– Change in Control(4)	2,370,000	(6)	300,000	(7)	3,360	(5)	67,527	(8)	40,000	344,913	3,125,800
– for Cause	–		–		–		–		–	–	–
– without Cause	1,580,000	(9)	300,000	(7)	3,360	(5)	45,018	(10)	40,000		1,968,378

Termination by Executive
– without Good Reason	–		–		–		–		–	–	–
– for Good Reason	1,580,000	(9)	300,000	(7)	3,360	(5)	45,018	(10)	40,000		1,968,378

Death or Disability	-		-		3,360	(5)	-		-		3,360

John G. Cooper
Change in Control	–			(11)	2,016	(5)	–		–	–	2,016

Termination by Company
– Change in Control (11)	1,142,500	(12)	150,000	(7)	2,016	(5)	33,258	(13)	40,000	110,728	1,478,502
– for Cause	–		–		–		–		–	–	–
– without Cause	685,500	(14)	150,000	(7)	2,016	(5)	16,629	(15)	40,000		894,145

Termination by Executive
– without Good Reason	–		–		–		–		–	–	–
– for Good Reason	685,500	(14)	150,000	(7)	2,016	(5)	16,629	(15)	40,000		894,145

Death or Disability	-		-		2,016	(5)	-		-		2,016

David L. Lopez, Esq., CPA
Change in Control	–			(11)	2,016	(5)	–		–	–	2,016

Termination by Company
– Change in Control (11)	1,147,500	(12)	152,000	(7)	2,016	(5)	33,864	(13)	40,000	110,728	1,497, 905
– for Cause	–		–		–		–		–	–	–
– without Cause	688,500	(14)	152,000	(7)	2,016	(5)	16,932	(15)	40,000		899,448

Termination by Executive
– without Good Reason	–		–		–		–		–	–	–
– for Good Reason	688,500	(14)	152,000	(7)	2,016	(5)	16,932	(15)	40,000		899,448

Death or Disability	-		-		2,016	(5)	-		-		2,016

Robert Segal, M.D., F.A.C.P.
Change in Control	–			(11)	896	(5)	–		–	–	896

Termination by Company
– Change in Control (11)	720,000	(16)	70,000	(7)	896	(5)	44,665	(13)	40,000	-	875,561
– for Cause	–		–		–		–		–	–	–
– without Cause	360,000	(17)	70,000	(7)	896	(5)	22,333	(15)	40,000		493,229

Termination by Executive
– without Good Reason	–		–		–		–		–	–	–
– for Good Reason	360,000	(17)	70,000	(7)	896	(5)	22,333	(15)	40,000		493,229

Death or Disability	-		-		896	(5)	-		-		896

Charles F. Katzer
Change in Control	–			(11)	–	(5)	–		–	–	–

Termination by Company
– Change in Control (11)	320,000	(18)	70,000	(7)	–	(5)	21,988	(19)	40,000	-	451,988
– for Cause	–		–		–		–		–	–	–
– without Cause	160,000	(20)	70,000	(7)	–	(5)	10,994	(21)	40,000		280,994

Termination by Executive
– without Good Reason	–		–		–		–		–	–	–
– for Good Reason	160,000	(20)	70,000	(7)	–	(5)	10,994	(21)	40,000		280,994

Death or Disability	-		-		896	(5)	-		-		896

(1)
Under all the executive employment agreements, under certain conditions, the vesting of unvested stock options and 2007 Restricted Stock would be accelerated.  Equity acceleration represents the incremental value, as defined in FAS 123R, resulting from such acceleration on the assumed termination date, December 31, 2008.  In the event that the fair market value on the assumed termination date is less than the exercise price of the unvested options, the equity acceleration compensation is zero.  The number of shares remaining unvested under each executive’s stock option and restricted stock awards is set forth in the “Outstanding Equity Awards” table.

(2)
  Under all the executive employment agreements, upon a change of control or termination by us without Cause or by the executive for Good Reason, the executive is entitled to placement counseling assistance in the form of reimbursement for reasonable expenses incurred by the executive within 12 months following the date of termination, up to a maximum amount of $40,000.

(3)
Under all the executive employment agreements, to the extent that the executives are subject to certain excise taxes under Section 4999 of the Internal Revenue Code, the executives are eligible for reimbursement of those excise taxes and any additional federal, state, local and excise tax resulting from such gross-up payments.  The amounts reported in the table are calculated assuming an excise tax rate of 20% and a federal tax rate of 35%.

(4)
Under Dr. Capetola’s employment agreement, upon a Change in Control and assuming that he remains employed with the acquirer, his annual bonus in each of the three fiscal years immediately following the Change in Control must be at least equal to the largest annual cash bonus received by him in the three fiscal years immediately preceding the Change in Control.  In addition, a termination is considered “termination in connection with a change of control” if his employment is terminated other than for cause by us or by Dr. Capetola for Good Reason during the 36 months following the change of control, or if he terminates his employment for any reason during the 30-day period commencing on the sixth-month anniversary of a Change of Control.

(5)
Under all executive employment agreements, upon a change of control or termination by us without Cause or by the executive for Good Reason, outstanding unvested stock options and the 2007 Restricted Stock vest in full and become fully exercisable.  As of December 31, 2008, all of the executives’ unvested stock options had an exercise price that was greater than the fair market value of our common stock on that date.  Therefore, the compensation reported above relates solely to the acceleration of unvested 2007 Restricted Stock.

(6)
Under Dr. Capetola’s employment agreement, upon termination in connection with a change of control, he is entitled to a lump sum payment that is equal to three times the sum of his base salary then in effect and the largest annual cash bonus received by him in the 3 fiscal years immediately preceding the Change in Control.

(7)
Under all executive employment agreements, upon a change of control or termination by us without Cause or by the executive for Good Reason, the executive is entitled to a lump sum payment that is equal to the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the Change in Control or termination, multiplied by a fraction the numerator of which is the number of days the executive was employed with us in the current fiscal year and the denominator of which is 365.

(8)
Under Dr. Capetola’s employment agreement, upon termination in connection with a change of control, he is entitled to continuation of health benefits (or their equivalent) for himself and the members of his family who were participating in our health and welfare plans at the time of termination, for a period of three years following the date of termination, reduced to the extent that a subsequent employer provides him with substantially similar coverage (on a benefit-by-benefit basis).

(9)
Under Dr. Capetola’s employment agreement, upon termination by us without Cause or by Dr. Capetola for Good Reason, he is entitled to a lump sum payment that is equal to two times the sum of his base salary then in effect and the largest annual cash bonus received by him in the 3 fiscal years immediately preceding the date of termination.

(10)
Under Dr. Capetola’s employment agreement, upon termination by us without Cause or by Dr. Capetola for Good Reason, he is entitled to continuation of health benefits (or their equivalent) for himself and the members of his family who were participating in our health and welfare plans at the time of termination for a period of two years following the date of termination, reduced to the extent that a subsequent employer provides him with substantially similar coverage (on a benefit-by-benefit basis).

(11)
Under this executive’s employment agreement, upon a Change in Control and assuming the executive remains employed with the acquirer, the executive’s annual bonus in each of the two fiscal years immediately following the Change in Control must be at least equal to the largest annual cash bonus received by the executive in the three fiscal years immediately preceding the Change in Control.  In addition, a termination is considered “termination in connection with a change of control” if the executive’s employment is terminated by us other than for cause or by the executive for Good Reason during the 24 months following the change of control.

(12)
Under this executive’s employment agreement, upon termination in connection with a change of control, the executive is entitled to a lump sum payment that is equal to two and one half times the sum of his base salary then in effect and the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the Change in Control.

(13)
Under this executive’s employment agreement, upon termination in connection with a change of control, the executive is entitled to continuation of health benefits (or their equivalent) for the executive and the members of the executive’s family who were participating in our health and welfare plans at the time of termination for a period of two years following the date of termination, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis).

(14)
Under this executive’s employment agreement, upon termination by us without Cause or by the executive for Good Reason, the executive is entitled to a lump sum payment that is equal to one and one half times the sum of his base salary then in effect and the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the date of termination.

(15)
Under this executive’s employment agreement, upon termination by us without Cause or by the executive for Good Reason, the executive is entitled to continuation of health benefits (or their equivalent) for the executive and the members of the executive’s family who were participating in our health and welfare plans at the time of termination for a period of one year following the date of termination, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis).

(16)
Under this executive’s employment agreement, upon termination in connection with a change of control, the executive is entitled to a lump sum payment that is equal to two times the sum of his base salary then in effect and the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the Change in Control.

(17)
Under this executive’s employment agreement, upon termination by us without Cause or by the executive for Good Reason, the executive is entitled to a lump sum payment that is equal to the sum of his base salary then in effect and the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the Change in Control.

(18)
Under this executive’s employment agreement, upon termination in connection with a change of control, the executive is entitled to a lump sum payment that is equal to the sum of his base salary then in effect and the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the Change in Control.

(19)
Under this executive’s employment agreement, upon termination in connection with a change of control, the executive is entitled to continuation of health benefits (or their equivalent) for the executive and the members of the executive’s family who were participating in our health and welfare plans at the time of termination for a period of one year following the date of termination, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis).

(20)
Under this executive’s employment agreement, upon termination by us without Cause or by the executive for Good Reason, the executive is entitled to a lump sum payment that is equal to one-half the sum of his base salary then in effect and the largest annual cash bonus received by the executive in the 3 fiscal years immediately preceding the date of termination.

(21)
Under this executive’s employment agreement, upon termination by us without Cause or by the executive for Good Reason, the executive is entitled to continuation of health benefits (or their equivalent) for the executive and the members of the executive’s family who were participating in our health and welfare plans at the time of termination for a period of six months following the date of termination, reduced to the extent that a subsequent employer provides the executive with substantially similar coverage (on a benefit-by-benefit basis).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There were no transactions between us and any person that is a related party to us since the beginning of our fiscal year ended December 31, 2008, and none are currently proposed.  Any proposed transaction between us and any related party that involves an amount in excess of $120,000 must be submitted to, and reviewed and approved by, the Audit Committee of the Board.  The Audit Committee will make its determination based on the particular circumstances of the proposed transaction, including whether such transaction is in our best interest and does not involve an expense in excess of that which would be incurred in an arms’ length transaction.  In reviewing such transactions, the Audit Committee refers to our written corporate policies related to conflicts of interest and related party transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, officers (including a person performing a principal policy-making function) and persons who beneficially own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities.  Reporting Persons are required by SEC regulations to furnish us with copies of all of filings they make under Section 16(a) and we are required to identify those Reporting Persons who failed to make such filings timely.  Based solely on a review of the copies of any such filings made available to us and written representations from our officers and directors, we believe that all Reporting Persons complied with the filing requirements under Section 16(a) of the Exchange Act during the year ended December 31, 2008, except for the following: Marvin E. Rosenthale, Ph.D., one of our directors, inadvertently failed to file a timely Form 4 for an acquisition of 51,289 shares that was completed on October 3, 2008 but not filed until October 8, 2008, and an acquisition of 10,000 shares that was completed on October 8, 2008 but not filed until October 14, 2008.

STOCKHOLDER COMMUNICATIONS

Stockholders and other interested parties may send general communications, including stockholder proposals, to our Board, Chairman of the Board or any individual director.  These communications may be sent in the form of a letter to our principal executive offices as follows: c/o Corporate Secretary, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.  All communications will be reviewed by the Corporate Secretary and, unless otherwise indicated in such communication, submitted to the Board, Chairman or individual director, as appropriate.

STOCKHOLDER PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

Proposals of stockholders intended for inclusion in the Proxy Statement to be furnished to all stockholders entitled to vote at our next annual meeting of stockholders must be submitted in writing in compliance with applicable SEC rules and our Amended and Restated By-Laws to the Corporate Secretary at our principal executive offices, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622. If the 2010 Annual Meeting is held within 30 days of the anniversary of the 2009 Annual Meeting, such proposals must be in compliance with our By-laws and received by us no earlier than May 25, 2010 and no later than June 24, 2010.  If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail our proxy materials.  In that event, we will issue a statement designating the date by which such proposals must be received.  To avoid controversy as to the date on which we receive a proposal, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.  To be in proper form, Stockholders’ proposals must include a brief description of the proposal desired to be brought before the meeting and the reasons for bringing such proposal at the meeting, as well as the following information about the proposing stockholder: (a) the proposing stockholder’s name and record address, (b) the class or series and number of shares of our capital stock owned beneficially or of record by the proposing stockholder, (c) a description of all arrangements, material relationships, or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal by such proposing stockholder and any material interest of such proposing stockholder in such business, (d) a representation that such proposing stockholder intends to appear in person or by proxy at the meeting to offer the proposal, (e) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of our capital stock or with a value derived in whole or in part from the value of any class or series of shares of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital stock or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such proposing stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation; (f) any proxy, contract, arrangement, understanding, or relationship pursuant to which such proposing stockholder has a right to vote any shares of our capital stock; (g) any short interest in any security of ours (for this purpose, the proposing stockholder shall be deemed to have a short interest in a security if such proposing stockholder directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (h) any rights to dividends on the shares of our capital stock owned beneficially by such proposing stockholder that are separated or separable from the underlying shares; (i) any proportionate interest in shares of our capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such proposing stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; (j) any performance-related fees (other than an asset-based fee) that such proposing stockholder is entitled to based on any increase or decrease in the value of shares of our capital stock or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such proposing stockholder’s immediate family sharing the same household (which information shall be supplemented by such proposing stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date; and (k) any other information relating to such proposing stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Stockholder nominations of candidates for election to the Board must comply with the procedures described above under the heading “Stockholder Nominations” on page 8.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are stockholders will be “householding” our proxy materials.  A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.”  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report in the future, you may (1) if your shares are held in street name, notify your broker, or (2) if your shares are carried on the books of our transfer agent, (a) direct a written request to: Investor Relations, Discovery Laboratories, Inc., 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622 or (b) contact our Corporate Secretary at (215) 488-9300.  If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, you should contact your broker.  In addition, for shares carried on the books of our transfer agent, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to stockholders at a shared address to which a single copy of the documents was delivered.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us.  Proxies will be solicited principally through the mail.  We have retained The Altman Group to assist us with analysis and other services related to our proxy statement, including contacting our stockholders on our behalf.  We anticipate that the costs associated with this activity will be in the range of $10,000 to $15,000.  Further solicitation of proxies from some stockholders may be made by our directors, officers and regular employees personally, by telephone, telegraph or special letter.  In addition, we may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have our Common Stock registered in the name of a nominee.  We will reimburse such persons for their reasonable out-of-pocket costs.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC, is available to stockholders without charge at http://www.sec.gov or at http://www.discoverylabs.com, or upon written request addressed to Discovery Laboratories, Inc., Attn.: Investor Relations, 2600 Kelly Road, Suite 100, Warrington, Pennsylvania 18976-3622.

*           *           *

The prompt voting of your shares will ensure a quorum and save us the expense of further solicitation. Your cooperation in giving this matter your immediate attention is greatly appreciated.

By Order of the Board of Directors
David L. Lopez, Esq., CPA Corporate Secretary

Warrington, Pennsylvania
October 21, 2009

APPENDIX A

DISCOVERY LABORATORIES, INC.
2007 LONG-TERM INCENTIVE PLAN

SECTION 1. PURPOSE

The purposes of this 2007 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees, Directors and Consultants of Discovery Laboratories, Inc. (together with any successor thereto, the “Company”) and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.

SECTION 2. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, or Other Stock-Based Award granted under the Plan.

(b)
“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)
“Cause”, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)
willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)
fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to the such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

(e)
“Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean the occurrence of any of the following events:

(i)
the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(ii)
a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by two-thirds of the members of the Board who then comprised the Incumbent Directors; or

(iii)
the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity.

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)
“Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than three Non-Employee Directors. Each member of the Committee shall qualify as an “outside director” as defined under Section 162(m) of the Code and the regulations promulgated thereunder and as a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act.

(h)
“Consultant” shall mean any person, including a Director, who is not an Employee and who is engaged by the Company or any Subsidiary thereof, to render services to or for the benefit of the Company or any Subsidiary and is compensated for such services.

(i)
“Corporate Transaction” shall mean a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(j)	“Director” shall mean a member of the Board.

(k)
“Disability” for each respective Participant shall have the meaning set forth in the Participant’s employment agreement, Award Agreement or other similar agreement with the Company; provided, that if such term is not defined in any such agreement to which the Participant is a party or if Participant is not a party to any such agreement, then “Disability” shall mean a permanent and total disability, within the meaning of Section 22(e)(3) of the Code.

(l)	“Dividend Equivalent” shall mean any right granted under Section 10 of the Plan.

2

(m)
“Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance. For purposes of the Plan, the payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.

(n)
“Fair Market Value” of a Share on any date of reference shall be the Closing Price of a Share on such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the “Closing Price” of a Share on any trading day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of a Share on such exchange or reporting system, as reported in any newspaper of general circulation, or (ii) if neither clause (i) nor (ii) is applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days. If the information set forth in clauses (i) through (iii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the fair market value (i.e., the price at which a willing seller would sell a Share to a willing buyer when neither is acting under compulsion and when both have reasonable knowledge of all relevant facts) of a Share on such date as the Committee in its sole and absolute discretion shall determine in a fair and uniform manner.

(o)	“Incentive Stock Option” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Sections 422 of the Code, or any successor provision thereto.

(p)	“Involuntary Termination” shall mean the termination of the Service of any individual which occurs by reason of:

(i)	such individual’s involuntary dismissal or discharge by the Company for reasons other than Cause, or

(ii)
such individual’s voluntary resignation following (A) a change in his or her position with the Company (or Subsidiary employing such individual) which materially reduces such individual’s duties and responsibilities or the level of management to which such individual reports, (B) a reduction in such individual’s level of compensation (including base salary, fringe benefits and target bonus under any corporate performance-based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without such individual’s consent.

(q)	“1998 Plan” shall mean the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended.

(r)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(s)	“Non-Employee Director” shall mean a Director who is not also an Employee.

(t)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(u)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

3

(v)	“Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

(w)	“Participant” shall mean an Employee, Director or Consultant designated to be granted an Award under the Plan.

(x)	“Performance Award” shall mean any right granted under Section 9 of the Plan.

(y)
“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(z)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(aa)
“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(bb)
“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(cc)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(dd)	“Restricted Stock” shall mean any award of Shares granted under Section 8 of the Plan.

(ee)	“Restricted Stock Unit” shall mean any right granted under Section 8 of the Plan that is denominated in Shares.

(ff)	“Service” shall mean the performance of services for the Company (or any Subsidiary) by a person in the capacity of an Employee, a Non-Employee Director or a Consultant.

(gg)
“Shares” shall mean the common shares of the Company and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(hh)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ii)	“Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

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SECTION 3. ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award;

(v)
determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)
determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)
Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Subsidiary. Subject to the requirements of applicable law and regulations, actions of the Committee may be taken by:

(i)	a subcommittee, designated in writing by the Committee;

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(ii)
the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iii)
one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers, whose authority is subject to such terms and limitations set forth by the Committee in writing, and whose authority shall not extend to any matter relating to Participants who are officers or directors of the Company for purposes of Section 16 of the 1934 Act.

SECTION 4. SHARES AVAILABLE FOR AWARDS

(a)	Shares Available.

(i)
Subject to adjustment as provided in Section 4(b), the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be 8,500,000. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan.

(ii)	For purposes of this Section 4,

(A)
if an Award (other than a Dividend Equivalent) is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; and

(B)
Dividend Equivalents denominated in Shares and Awards not denominated, but potentially payable, in Shares shall be counted against the aggregate number of Shares available for granting Awards under the Plan in such amount and at such time as the Dividend Equivalents and such Awards are settled in Shares, provided, however, that Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards shall only be counted once against the aggregate number of shares available, and the Committee shall adopt procedures, as it deems appropriate, in order to avoid double counting. Any Shares that are delivered by the Company, and any Awards that are granted by, or become obligations of, the Company through the assumption by the Company or a Subsidiary of, or in substitution for, outstanding awards previously granted by an acquired company, shall not be counted against the Shares available for granting Awards under this Plan.

(C)
Notwithstanding anything herein to the contrary, any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Shares subject to an Award under the Plan may not again be made available for issuance under the Plan if such Shares are: (x) Shares that were subject to an Option or a stock-settled Stock Appreciation Right and were not issued upon the net settlement or net exercise of such Option or Stock Appreciation Right, (y) Shares delivered to or withheld by the Company to pay the exercise price or any withholding taxes under Options or Stock Appreciation Rights, or (z) Shares repurchased on the open market with the proceeds of an Option exercise.

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(iii)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(b)	Adjustments.

(i)
In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)
the number and type of Shares or other securities which thereafter may be made the subject of Awards including the limit specified in Section 4(a)(i) regarding the number of shares that may be granted in the form of Restricted Stock, Restricted Stock Units, Performance Awards, or Other Stock-Based Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Sections 15(e) and 15(f);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards;

provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)
In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)
The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

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(c)
1998 Plan. Except as otherwise provided herein, any Award made under the 1998 Plan before the expiration of the 1998 Plan shall continue to be subject to the terms and conditions of the 1998 Plan and the applicable award agreement with respect thereto.

SECTION 5. ELIGIBILITY

Any Employee, Director or Consultant shall be eligible to be designated a Participant.

SECTION 6. OPTIONS

The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)
Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee no later than the date of grant of such Option; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)	Option Term. The term of each Option shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from its date of grant.

(c)
Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares, or other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made. In addition, the Committee may allow a Participant to exercise any Option by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell Shares and deliver the sale proceeds directly to the Company to the extent required to pay the Option exercise price.

(d)
Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Sections 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. Notwithstanding anything in this Section 6(d) to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

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SECTION 7. STOCK APPRECIATION RIGHTS

The Committee is hereby authorized to grant Stock Appreciation Rights to Participants. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(a)
Grant Price. The grant price of any Stock Appreciation Right shall be determined by the Committee no later than the date of grant, provided, however, and except as provided in Section 4(b), that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, except that if a Stock Appreciation Right is at any time granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(b)	Term. The term of each Stock Appreciation Right shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from the date of grant.

(c)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which a Stock Appreciation Right may be exercised in whole or in part.

SECTION 8. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock and Restricted Stock Units to Participants.

(b)
Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock promptly after such restrictions have lapsed.

(c)
Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)
Forfeiture. Upon termination of Service during the applicable restriction period, except as set forth herein or in the applicable Award Agreement or as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall automatically be forfeited and reacquired for no additional consideration by the Company.

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SECTION 9. PERFORMANCE AWARDS

The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate. Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(b)
shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

SECTION 10. DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

SECTION 11. OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 12. TERMINATION OF EMPLOYMENT OR SERVICE

(a)
For Cause. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service is terminated for Cause (i) the Participant’s Restricted Stock or Restricted Stock Units that are then forfeitable shall thereupon be forfeited, and (ii) any unexercised Option, Stock Appreciation Right, Performance Award or Other Stock-Based Award shall terminate effective immediately upon such termination of employment or service.

(b)
On Account of Death. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of death (or if a Participant dies within ninety (90) days following termination of employment due to Disability), then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

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(ii)
any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the term of such Award) after the death of the Participant by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares or Other Stock-Based Awards shall be as set forth in the applicable Award Agreement.

(c)	On Account of Disability. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)
any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service (but only during the term of such Award) by the Participant, or by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares or Other Stock-Based Awards shall be as set forth in the applicable Award Agreement.

(d)
Any Other Reason. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates for any reason other than for Cause, death, or Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant’s termination of employment or service, shall be forfeited on such date;

(ii)
any unexercised Option or Stock Appreciation Right, to the extent exercisable immediately before the Participant’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the term of such Award); and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

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(iii)	the Participant’s rights with respect to any unexercised Performance Shares or Other Stock-Based Awards shall be as set forth in the applicable Award Agreement.

(e)
Repurchase Rights. Except as otherwise provided by the Committee in an Award Agreement, if at any time a Participant’s employment or Service with the Company is terminated for Cause or a Participant breaches any post-termination covenants set forth in any written agreement between the Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as applicable, and upon 10 (ten) days’ notice to the Participant, (i) repurchase all or any portion of any Shares acquired by the Participant upon the Participant’s exercise of an Award, and/or (ii) require any such Participant to repay to the Company the amount of any profits derived by such Participant upon the sale or other disposition of any Shares underlying an Award during the preceding three years. The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 12(e) shall be the lesser of the price paid to acquire such Share and the Fair Market Value thereof on the date of such purchase by the Company.

SECTION 13. CORPORATE TRANSACTION/CHANGE IN CONTROL

Except as otherwise expressly provided for in a Participant’s employment, consulting or other applicable agreement:

(a)
In the event of any Corporate Transaction, each outstanding Option and Stock Appreciation Right shall automatically accelerate so that each such Option and Stock Appreciation Right shall, immediately prior to the effective date of the Corporate Transaction, become fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares as fully−vested Shares. However, an outstanding Option or Stock Appreciation Right shall not so accelerate if and to the extent: (i) such Option or Stock Appreciation Right is, in connection with the Corporate Transaction, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof) or stock appreciation right, (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares or Stock Appreciation Right at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option or Stock Appreciation Right or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations under the applicable Award Agreement. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)
All outstanding repurchase rights with respect to any Restricted Stock or Restricted Stock Units shall also terminate automatically, and the Shares subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed under the applicable Award Agreement.

(c)
The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards upon the occurrence of a Corporate Transaction, whether or not those Awards are to be assumed or replaced in the Corporate Transaction.

(d)
Each Option or Stock Appreciation Right which is assumed in connection with a Corporate Transaction shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Participant upon consummation of such Corporate Transaction had the Option or Stock Appreciation Right been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per Share under each outstanding Option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance pursuant to Options and other Awards over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted Options and other Awards under the Plan per calendar year.

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(e)
The Committee shall have full power and authority exercisable, either at the time an Option or Stock Appreciation Right is granted or at any time while the Option or Stock Appreciation Right remains outstanding, to provide for the automatic acceleration of one or more outstanding Options or Stock Appreciation Rights in the event the Participant's Service terminates by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those Options or Stock Appreciation Rights are assumed or replaced and do not otherwise accelerate. Unless otherwise determined by the Committee, any Options or Stock Appreciation Rights so accelerated shall remain exercisable for fully−vested Shares until the earlier of (i) the expiration of the Option term or (ii) the expiration of the one (1)−year period measured from the effective date of the Involuntary Termination. In addition, the Committee may provide that one or more of the outstanding repurchase rights with respect to Restricted Stock or Restricted Stock Units held by a Participant at the time of such Involuntary Termination shall immediately terminate, and the Shares subject to those terminated repurchase rights shall accordingly vest in full.

(f)
The Committee shall have full power and authority, exercisable either at the time an Option or Stock Appreciation Right is granted or at any time while the Option or Stock Appreciation Right remains outstanding, to provide for the automatic acceleration of one or more outstanding Options or Stock Appreciation Rights upon (i) a Change in Control or (ii) the termination of the Participant's Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control. Unless otherwise determined by the Committee, each Option or Stock Appreciation Right so accelerated shall remain exercisable for fully−vested Shares until the earlier of (i) the expiration of the Option term or (ii) the expiration of the one (1)−year period measured from the effective date of the Participant's cessation of Service. In addition, the Committee may provide that one or more of the outstanding repurchase rights with respect to Restricted Stock or Restricted Stock Units held by a Participant at the time of such Change in Control or Involuntary Termination shall immediately terminate, and the Shares subject to those terminated repurchase rights shall accordingly vest in full.

(g)
The outstanding Options or other Awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14. AUTOMATIC GRANT OF NON-EMPLOYEE DIRECTOR OPTIONS

(a)	Grant Dates. Option grants shall be made to Non-Employee Directors on the dates specified below:

(i)
Each individual who is first elected or appointed as a Non−Employee Director at any time on or after the Company’s 2007 Annual Meeting shall automatically be granted, on the date of such initial election or appointment, an Option to purchase 40,000 Shares, provided that individual has not previously been a Director or Employee.

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(ii)
On the date of the Company’s 2007 Annual Shareholders Meeting and on the date of each Annual Shareholders Meeting held after such date, each individual who is to continue to serve as a Non−Employee Director, whether or not that individual is standing for re−election to the Board at that particular Annual Shareholders Meeting, shall automatically be granted an Option to purchase 30,000 Shares if such individual has then served as a Non−Employee Director for at least six (6) months. There shall be no limit on the number of such 30,000−Share Option grants any one Non−Employee Director may receive over his or her period of Board service, and any Non−Employee Directors who have previously been a Director or Employee shall be eligible to receive one or more such annual Option grants over their period of continued Board service.

(b)	Exercise Price.

(i)	The exercise price per Share of any Options granted under this Section 14 shall be equal to the Fair Market Value of a Share on the date of grant of such Options.

(ii)	The exercise price shall be payable in one or more of the alternative forms authorized by the Committee under Section 6(c).

(c)	Option Term. Each Option granted under this Section 14 shall have a term of ten (10) years measured from the Option grant date.

(d)
Exercise and Vesting of Options. Each Option granted under this Section 14 shall vest and become exercisable for any or all of the Option Shares covered by such Option on the first anniversary of the date of grant of such Option.

(e) Termination of Board Service. The following provisions shall govern the exercise of any Options granted under this Section 14 held by a Participant at the time the Participant ceases to serve as a Board member:

(i)
The Participant (or, in the event of the Participant's death, the personal representative of the Participant's estate or the person or persons to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution) shall have a twelve (12)−month period following the date of such cessation of Board Service in which to exercise each such Option.

(ii)
During the twelve (12)−month post−service exercise period, the Option may not be exercised in the aggregate for more than the number of vested Shares for which the Option is exercisable at the time of the Participant's cessation of Board Service.

(iii)
Should the Participant cease to serve as a Board member by reason of death or Disability, then all Shares at the time subject to the Option shall immediately vest so that such Option may, during the twelve (12)−month exercise period following such cessation of Board Service, be exercised for all or any portion of those Shares as fully−vested Shares.

(iv)
In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the twelve (12)−month post−service exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested Shares for which the Option has not been exercised. However, the Option shall, immediately upon the Participant's cessation of Board Service for any reason other than death or Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested Shares.

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(v)
Notwithstanding anything contained in Subparagraphs (i) through (iv), above, of this Section 14(e), the Committee shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

(A)
extend the period of time for which the Option is to remain exercisable following Participant's cessation of Board Service from the limited exercise period otherwise in effect for that Option to such greater period of time as the Committee shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

(B)
permit the Option to be exercised, during the applicable post−Service exercise period, not only with respect to the number of vested Shares for which such Option is exercisable at the time of the Participant's cessation of Service but also with respect to one or more additional installments in which the Participant would have vested had the Participant continued in Board Service.

(f)
Compliance with SEC Regulations. It is the Company’s interest that the provisions of this Section 14 comply in all respects with Section 16 of the 1934 Act and any regulations promulgated thereunder, including Rule 16b-3. If any provision of this Section 14 is found not to be in compliance with such rules, the provision shall be deemed null and void. All grants and exercises of Options granted under this Section 14 shall be executed in accordance with the requirements of Section 16 of the 1934 Act and any regulations promulgated thereunder.

(g)	Tax Status. All Options granted pursuant to this Section 14 shall be Non-Qualified Stock Options.

SECTION 15. GENERAL

(a)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)
Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)
Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)
Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

15

(e)
Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any year to an individual Participant shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).

(f)
Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any year to an individual Participant shall not exceed 750,000 Shares, subject to adjustment as provided in Section 4(b).

(g)
Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(h)
Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(i)
No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

16

(j)
Withholding. The Company or any Subsidiary shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy statutory withholding obligations for the payment of such taxes.

(k)
No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(l)
No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(m)
Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of laws.

(n)
Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(o)
No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(p)
No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(q)
Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(r)
Compliance With Section 409A of the Code. Except to the extent specifically provided otherwise by the Committee, Awards under the Plan are intended to satisfy the requirements of Section 409A of the Code (and the Treasury Department guidance and regulations issued thereunder) so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Participant.

17

(s)
No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(t)
Compliance With Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)
completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 16. AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)
Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareholder approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)
except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

18

(b)
Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. No such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 17. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of the date of its approval by the shareholders of the Company.

SECTION 18. TERM OF THE PLAN

No Award shall be granted under the Plan after the tenth anniversary of the date of the Annual Shareholders Meeting of the Company in 2007, and no incentive stock option shall be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

19

DiscoveryLabs
Inspired Innovation

VOTE BY INTERNET OR TELEPHONE
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Discovery Laboratories, Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxy to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on December 6, 2009.

Vote Your Proxy on the Internet:		***Vote Your Proxy by Phone:***		***Vote Your Proxy by mail:***
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	**Call 1 (866) 894-0537** Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

FOR all Nominees listed below (except as marked to the contrary below) ☐ WITHHOLD AUTHORITY to vote for all nominees listed below ☐

NOMINEES:
(01) W. Thomas Amick
(02) Antonio Esteve, Ph.D.
(03) Max E. Link, Ph.D.
(04) Herbert H. McDade, Jr.
(05) Marvin E. Rosenthale, Ph.D.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

Proposal 2 Approval of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2009 ☐ FOR ☐ AGAINST ☐ ABSTAIN

Label Area 4" x 1 1/2"

PRINT AUTHORIZATION *(THIS BOXED AREA DOES NOT PRINT)*
To commence printing on this proxy card please sign, date and fax this card to this number: 212-691-9013 or email us your approval.
SIGNATURE:________ DATE:______ TIME:______
Registered Quantity ______ Broker Quantity ______
Note: SCOTTI to Email final approved copy for Electronic Voting website setup: Yes ☐

PLEASE DATE, SIGN AND MAIL IN THE ENCLOSED REPLY ENVELOPE.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement and Annual Report of Discovery Laboratories, Inc.

UPON FINAL APPROVAL FORWARD INTERNET & TELEPHONE VOTING TO **SUNGUARD** **WITHOUT** THE YELLOW BOX, BLUE BOX & CROP MARKS

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ________ Signature ________ Date ______, 2009.

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ON THE BOOKS OF THE COMPANY. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN MUST GIVE FULL TITLE AS SUCH. IF A CORPORATION OR PARTNERSHIP, THE SIGNATURE SHOULD BE THAT OF AN AUTHORIZED PERSON WHO SHOULD STATE HIS OR HER TITLE.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Discovery Laboratories, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints W. Thomas Amick, with full power of substitution, as proxy to represent and vote all shares of Common Stock, par value $.001 per share, of Discovery Laboratories, Inc. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on December 7, 2009, at 10:00 a.m. Eastern Standard Time at the New York Athletic Club, 180 Central Park South, New York, NY 10803, and at all adjournments or postponements thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated October 21, 2009, a copy of which has been received by the undersigned. Each share of Common Stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Each of Items 1 and 2 is proposed by the Company.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES SET FORTH ON THE REVERSE SIDE AS DIRECTORS AND FOR THE APPROVAL OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

(Continued, and to be marked, dated and signed, on the other side)